UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LUBY’S, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Luby’s, Inc.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

, 2020

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Luby’s, Inc. to be held on       , 2020, at        , Houston time, at 13111 Northwest Freeway, Suite 300, Houston, Texas 77040. Each stockholder of record at the close of business on       , 2020 is entitled to receive notice of, attend and vote at the Special Meeting.

Matters on which action will be taken at the Special Meeting are explained in detail in the attached Notice of Special Meeting of Stockholders and proxy statement. We encourage you to read the entire proxy statement, including all annexes attached thereto, because it contains important information for voting your shares.

Your vote is important. Regardless of whether you attend the Special Meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the Special Meeting.

Thank you for your support.

Sincerely,

Christopher J. Pappas
President and Chief Executive Officer

Luby’s, Inc.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

Notice of Special Meeting of Stockholders

To Be Held on               , 2020

NOTICE IS HEREBY GIVEN that the Board of Directors of Luby’s, Inc., a Delaware corporation (the “Company”), has called a special meeting of stockholders (the “Special Meeting”) to be held on            , 2020, at                    , Houston time, at 13111 Northwest Freeway, Suite 300, Houston, Texas 77040 for the purposes provided below.

The purposes of the Special Meeting are to:

1.	approve the voluntary liquidation and dissolution of the Company pursuant to a plan of liquidation and dissolution;

2.	ratify the rights agreement, dated as of February 15, 2018, as amended on February 11, 2019 and February 14, 2020, by and between the Company and American Stock Transfer & Trust Company, LLC;

3.	approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) to reduce the minimum and maximum number of directors;

4.	approve an amendment to the Amended Charter to allow stockholders to act by written consent; and

5.	approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Dissolution Proposal or in the absence of a quorum.

The Company will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting. The matters on which stockholders will act at the Special Meeting are more fully described in the proxy statement (including all annexes attached hereto, the “Proxy Statement”) accompanying this Notice of Special Meeting of Stockholders. You should carefully read the entire Proxy Statement, including the information included under the caption “Risk Factors” beginning on page 12 of the Proxy Statement.

Each stockholder of record at the close of business on               , 2020 (the “record date”) is entitled to receive notice of, attend and vote at the Special Meeting.

A complete list of stockholders of record entitled to vote at the Special Meeting will be on file at the Company’s corporate office at 13111 Northwest Freeway, Suite 600, Houston, Texas, 77040 for a period of ten days prior to the Special Meeting. During such time the stockholders list will be open to examination by any stockholder during ordinary business hours for any purpose germane to the Special Meeting.

Your vote is important. Regardless of whether you attend the Special Meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the Special Meeting.

By Order of the Board of Directors,

, 2020	Michael Racusin
General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON            , 2020: A complete set of proxy materials relating to the Special Meeting are also available on the Internet at www.lubysinc.com/investors/filings.

Luby’s, Inc.

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

PROXY STATEMENT

For the special meeting OF STOCKHOLDERS

To be Held on       , 2020

This proxy statement (including all annexes attached hereto, this “Proxy Statement”) and the accompanying proxy card are being provided to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Luby’s, Inc., a Delaware corporation (the “Company”), for use at a special meeting of stockholders of the Company to be held on                , 2020 (including any adjournment or postponement thereof (the “Special Meeting”)). The purposes of the Special Meeting are to:

1.	approve the voluntary liquidation and dissolution (the “dissolution”) of the Company pursuant to a plan of liquidation and dissolution (the “Plan of Dissolution”) in the form attached to this Proxy Statement as Annex A (the “Dissolution Proposal”);

2.	ratify the rights agreement, dated as of February 15, 2018, as amended on February 11, 2019 and February 14, 2020, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”), a conformed copy of which is attached as Annex B to this Proxy Statement;

3.	approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) to reduce the minimum and maximum number of directors in the form attached to this Proxy Statement as Annex C (the “Board Size Amendment”);

4.	approve an amendment to the Amended Charter to allow stockholders to act by written consent in the form attached to this Proxy Statement as Annex D (the “Written Consent Amendment”); and

5.	approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Dissolution Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Under Delaware law and our governing documents, the Company will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Special Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

Your vote is important. Regardless of whether you attend the Special Meeting, it is important that your shares be represented. If you are a stockholder of record, you may submit your proxy over the Internet, by phone or by mail as described on the proxy card. If you hold your shares through a broker or other nominee, please follow the instructions that you receive from your broker or other nominee to ensure that your shares are voted. Submitting your proxy will not prevent you from attending the Special Meeting.

The Notice of Special Meeting of Stockholders, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about                , 2020.

The Company has elected to provide access to the proxy materials relating to the Special Meeting both by sending you this full set of proxy materials, including a Notice of Special Meeting of Stockholders and a proxy card, and by notifying you of the availability of the proxy materials on the Internet. The Notice of Special Meeting of Stockholders, Proxy Statement and proxy card are available at www.lubysinc.com/investors/filings.

TABLE OF CONTENTS

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS	6
Questions and Answers About the Special Meeting and Voting	6
Questions and Answers About the Dissolution and the Plan of Dissolution	9
SPECIAL NOTE REGARDING FORWARD LOOKING-STATEMENTS	11
RISK FACTORS	12
Risks Related to the Plan of Dissolution	12
Risks Related to Our Continuing Business if the Plan of Dissolution is Not Approved by Stockholders	18
PROPOSAL 1: APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE COMPANY PURSUANT TO A PLAN OF LIQUIDATION AND DISSOLUTION	19
Overview	19
Background of the Proposed Dissolution	19
Reasons for Dissolution	26
Evaluation of the Financial Advisor to the Special Committee	28
Estimated Liquidating Distributions to Stockholders	30
Dissolution under Delaware Law	32
Description of the Plan of Dissolution	35
Interests of Directors and Executive Officers in Approval of the Dissolution	40
Reporting Requirements; Delisting and Lack of Market for Trading	42
Regulatory Approvals	43
Material U.S. Federal Income Tax Consequences of the Proposed Dissolution	43
Accounting Treatment	48
Required Vote	48
PROPOSAL 2: RATIFICATION OF THE RIGHTS AGREEMENT	49
Overview	49
Summary of the Rights Agreement	49
Required Vote	52
PROPOSAL 3: APPROVAL OF PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS	53
Overview	53
Summary of the Board Size Amendment	53
Required Vote	53
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO Allow STOCKHOLDERS TO ACT BY WRITTEN CONSENT	54
Overview	54
The Written Consent Amendment	54
Required Vote	54
PROPOSAL 5: APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE	55
Overview	55
Required Vote	55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
Security Ownership of Executive Officers and Directors	56
Security Ownership of Certain Beneficial Owners	57
OTHER MATTERS	58
Where You Can Find More Information; Incorporation of Certain Documents By Reference	58
Stockholder Proposals and Nominations	58
Householding of Proxy Materials	59
Transaction of Other Business	59
ANNEX A – Plan of Liquidation and Dissolution	A-1
Annex B – Conformed Rights Agreement	B-1
Annex C – Board Size Amendment	C-1
Annex D – Written Consent Amendment	D-1

i

SUMMARY TERM SHEET

This summary term sheet, together with the section entitled “Questions and Answers” summarizes certain information contained in this Proxy Statement related to the Dissolution Proposal and the Plan of Dissolution, but does not contain all of the information relating to such proposal that is important to you. To more fully understand the Dissolution Proposal, including the Plan of Dissolution, you should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex A to this Proxy Statement.

The Company

We are a multi-branded company operating in the restaurant industry and in the contract food services industry. Our primary brands include Luby’s Cafeteria, Fuddruckers - World’s Greatest Hamburgers® (“Fuddruckers”) and Luby’s Culinary Contract Services (“Culinary Contract Services”).

As of August 26, 2020, we operated 82 restaurants, of which 58 are Luby’s Cafeteria restaurants and 24 are Fuddruckers restaurants. Included in the 82 restaurants that we operated are 10 restaurants located at five property locations where we operate a side-by-side Luby’s Cafeteria and Fuddruckers on the same property.

As of August 26, 2020, we operated 26 Culinary Contract Services locations, of which 19 are located in the Houston, Texas area, two in Dallas, Texas, one in San Antonio, Texas, one in the Texas Lower Rio Grande Valley, one in Kansas, one in North Carolina, and one in New Mexico. Culinary Contract Services currently provides food service management to hospitals, corporate dining facilities, sports stadiums, and a senior care facility.

As of August 26, 2020, we had 32 franchise owners operating 85 Fuddruckers restaurants. Our largest five franchise owners own five to 12 restaurants each and 11 franchise owners each own two to four restaurants. The 16 remaining franchise owners each own one restaurant.

As of August 26, 2020, we owned 69 properties, consisting of the underlying land and buildings thereon, most of which operate, or have operated in the past, Luby’s Cafeterias and/or Fuddruckers operations. The estimated value of those properties as of August 26, 2020, was $191.5 million.

Our principal executive office is located at 13111 Northwest Freeway, Suite 600, Houston, Texas 77040, and our telephone number at that address is (713) 329-6800. You can find more information about us in the documents that are incorporated by reference into this Proxy Statement. See “Other Matters—Where You Can Find More Information; Documents Incorporated by Reference.”

The Special Meeting	We are holding the Special Meeting on , 2020, at which you will be asked to consider and vote upon proposals to: (1) approve the Dissolution Proposal; (2) ratify the Rights Agreement; (3) approve the Board Size Amendment; (4) approve the Written Consent Amendment; and (5) if necessary or appropriate, approve the Adjournment Proposal.

Reasons for Dissolution (page 26)	After carefully considering the risks, timing, viability and potential impact on stockholders of the alternatives potentially available to the Company, as well as the recommendation of the Special Committee of the Board (the “Special Committee”), and in consultation with the Special Committee’s and the Company’s legal, financial and tax advisors, the Board determined that the dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders. For further discussion of the background and reasons for the dissolution, see “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Background of the Proposed Dissolution” and “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Reasons for the Dissolution.”

The Plan of Dissolution (page 19)

At the Special Meeting, stockholders will be asked to approve the Dissolution Proposal, which seeks the approval by stockholders of the dissolution of the Company pursuant to the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the determination by the board of directors of such corporation that such dissolution is advisable and in the best interests of the corporation and its stockholders and the subsequent approval of the dissolution by the corporation’s stockholders. On September 4, 2020, the Board, upon the recommendation of the Special Committee, determined that the dissolution of the Company is advisable and in the best interests of the Company and its stockholders and approved and adopted the Plan of Dissolution.

If the Dissolution Proposal is approved by stockholders, we expect to:

●     continue to work to sell all of our assets, including our primary operating segments—Luby’s Cafeterias, Fuddruckers and Culinary Contract Services—their operations and our portfolio of real estate assets (our “monetization strategy”);

●     repay our existing indebtedness with proceeds received from the sale of our assets pursuant to our monetization strategy;

●     make pre-effective date liquidating distributions to stockholders contingent on the successful implementation of our monetization strategy and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities;

●     file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), the timing of such filing will be determined in the sole discretion of the Board, at which time, or a later date as specified in the Certificate of Dissolution, we will close our stock transfer books and shares of common stock will cease to be traded on the New York Stock Exchange (the “NYSE”), which cessation of trading on the NYSE may become effective prior to us closing our stock transfer books in the event the dissolution becomes effective at a later date as specified in the Certificate of dissolution;

●     from and after the date the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution (such date, the “effective date”), limit our operations and activities to those required to wind up our business and affairs as required by law; and

● follow the “safe harbor” procedures (the “Safe Harbor Procedures”) under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) to obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine).

Effective Date of Dissolution (page 36)

We expect the Certificate of Dissolution to be filed following the full implementation of our monetization strategy, which may take one or more years to complete, or such other earlier time as the Board determines that the disposition of our remaining assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy. Under the Plan of Dissolution, the timing of the filing of the Certificate of Dissolution will be determined in the sole discretion of the Board.

Notwithstanding stockholder approval of the Dissolution Proposal, we intend to continue to implement our monetization strategy and explore alternatives for returning capital to stockholders in a manner intended to maximize value prior to the effective date. If the Board determines that any such alternative would be advisable and in the best interests of the Company and its stockholders, it may abandon the dissolution and the Plan of Dissolution without further action by the stockholders in accordance with Delaware law.

Estimated Liquidating Distributions to Stockholders (page 30)

We estimate, assuming the sale of our assets pursuant to our monetization strategy, we could make aggregate liquidating distributions to stockholders, including any pre-effective date liquidating distributions, ranging between approximately $92 million to $123 million (approximately $3.00 and $4.00 per share of common stock, respectively), based on 30,752,470 shares of common stock outstanding as of September 2, 2020. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of expenses associated with implementing our monetization strategy, liabilities, operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process and the related timing to complete such transactions.

We intend to make one or more pre-effective date liquidating distributions in accordance Delaware law and any such liquidating distributions will be contingent on the successful implementation of our monetization strategy and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures. Before making any pre-effective date liquidating distribution, we intend to hold back an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

Our estimates of the anticipated liquidating distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to stockholders in liquidation are subject to change and outside of our control. The foregoing estimates are qualified by the assumptions described in this Proxy Statement, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes; actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, but if any of such estimates or assumptions is inaccurate, the actual amount we distribute to stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that such stockholder could have received upon sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. While we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion of the sale of our assets pursuant to our monetization strategy, the timing thereof is also subject to numerous risks and uncertainties.

See “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Dissolution under Delaware Law—Winding-Up Procedures” and “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Estimated Liquidating Distributions to Stockholders.”

Amendment, Modification or Revocation (page 38)

The Board may amend or modify the Plan of Dissolution at any time, notwithstanding stockholder approval of the Plan of Dissolution, if the Board determines that such action would be advisable and in the best interests of the Company and its stockholders. Under the Plan of Dissolution, the Board will have the authority to make any such amendment or modification to the Plan of Dissolution without further stockholder approval. Prior to the effective date, the Board may abandon the Plan of Dissolution altogether without further stockholder approval in accordance with Delaware law.

After the effective date, the Board cannot abandon the Plan of Dissolution without stockholder approval and would need to seek stockholder approval to revoke the dissolution of the Company on the records of the Delaware Secretary of State.

Appraisal Rights (page 39)	Stockholders are not entitled to assert appraisal rights in connection with the dissolution, and we do not intend to independently provide stockholders with any such right.

Interests of the Board and Management in the Dissolution of the Company (page 40)	Members of the Board and executive officers of the Company may have interests in the approval of the Dissolution Proposal that are different from, or are in addition to, the interests of stockholders generally. These potential interests include the acceleration of vesting of certain equity awards, the payment of severance compensation to certain executive officers and/or our continuing indemnification obligations to directors and officers. The Board was aware of theses interests and considered them, among other matters, in approving the Plan of Dissolution.

Reporting Requirements; Delisting and Lack of Market for Trading (page 42)

Whether or not the Dissolution Proposal is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. If stockholders approve the Dissolution Proposal and after full implementation of our monetization strategy, in order to curtail expenses, we intend, on or about the effective date, to seek relief from the U.S. Securities and Exchange Commission (the “SEC”) to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. The SEC may not grant us the requested relief. If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, including legal and accounting expenses, which will reduce the cash available for distribution to stockholders.

We anticipate that, upon the filing of the Certificate of Dissolution, trading in shares of common stock will be suspended on the NYSE, and the shares will thereafter be delisted.

Material U.S. Federal Income Tax Consequences (page 43)

For a discussion of certain material U.S. federal income tax consequences of a dissolution to stockholders, please read “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution,” beginning on page 43 of this Proxy Statement.

Stockholders are urged to carefully review this discussion and to consult their own tax advisors as to the specific tax consequences of any distributions made to them and of the Company’s dissolution and liquidation pursuant to the Plan of Dissolution.

Required Vote (page 48)	The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Dissolution Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Dissolution Proposal and will have the same effect as a vote against the Dissolution Proposal.

Recommendation of the Board (page 54)	The Board recommends a vote “FOR” the Dissolution Proposal to approve the liquidation and dissolution of the Company pursuant to a plan of liquidation.

Risk Factors (page 12)

The Plan of Dissolution involves a number of risks. In addition, if stockholders vote against the Dissolution Proposal, we may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater stockholder value than the proposed dissolution, and any alternative we select may involve additional risks.

You should carefully review risks discussed under the caption “Risk Factors” beginning on page 12 of this Proxy Statement for a discussion of risks related to the dissolution.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, including the proposals to be voted on by stockholders, voting and other matters. These questions and answers may not address all questions that may be important to you as stockholder. Please refer to the additional information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement.

Questions and Answers About the Special Meeting and Voting

Who is entitled to attend and vote at the Special Meeting?

Stockholders of record at the close of business on             , 2020 (the “record date”), are entitled to attend and vote on the matters presented at the Special Meeting. At the close of business on the record date,               shares of the Company’s common stock, par value $0.32 per share (the “common stock”), were outstanding. Each share of common stock is entitled to one vote.

What constitutes a quorum for the Special Meeting?

The presence in person or represented by proxy of the holders of a majority of the outstanding shares of common stock on the record date and entitled to vote will constitute a quorum for the transaction of business at the Special Meeting.

What vote is required to approve to each proposal and what is the recommendation of the Board?

The table below summarizes the recommendation of the Board, the vote required and the effect of abstentions and broker non-votes with respect to each proposal at the Special Meeting:

Proposal	Board Recommendation	Vote Requirement When a Quorum is Present	Effect of Abstentions and Broker Non-Votes
Proposal 1 Approval of the Dissolution Proposal	FOR the approval of the Dissolution Proposal	The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Dissolution Proposal.	Same effect as a vote against this proposal
Proposal 2 Ratification of the Rights Agreement	FOR the ratification of the Rights Agreement	The affirmative vote of the holders of a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote thereon is required to ratify the Rights Agreement.	No effect on the proposal
Proposal 3 Approval of the Board Size Amendment	FOR the approval of the Board Size Amendment	The affirmative vote of the holders of at least 80% of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Board Size Amendment.	Same effect as a vote against this proposal

Proposal	Board Recommendation	Vote Requirement When a Quorum is Present	Effect of Abstentions and Broker Non-Votes
Proposal 4 Approval of the Written Consent Amendment	FOR the approval of the Written Consent Amendment	The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Written Consent Amendment.	Same effect as a vote against this proposal
Proposal 5 Approval of the Adjournment Proposal	FOR the approval of the Adjournment Proposal	The affirmative vote of the holders of a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote thereon is required to approve the Adjournment Proposal.	No effect on the proposal

How do I vote my shares?

Voting Before the Special Meeting

If you are a stockholder of record as of the record date, you may vote by any of the following methods:

●	Voting by Internet – You may vote via the Internet by signing on to the website identified on your proxy card and following the procedures described on the website. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. To be valid, a submission via the Internet must be received by 11:59 p.m., Eastern daylight time, on , , 2020. If you vote via the Internet, you should not return your proxy card.

●	Voting by Telephone – You may vote your shares by telephone by calling the toll-free telephone number provided on your proxy card. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on your proxy card. The procedures permit you to give a proxy to vote your shares and to confirm that your instructions have been properly recorded. To be valid, a submission by telephone must be received by 11:59 p.m., Eastern daylight time, on , , 2020. If you vote by telephone, you should not return your proxy card.

●	Voting by Mail – If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. Your shares will be voted in accordance with the instructions on your proxy card. To be valid, a submission by mail must be received by 5:00 p.m., Eastern daylight time, on , , 2020.

If you hold your shares in “street name” through an account with a bank or broker, you will receive voting instructions from your bank or broker.

Voting at the Special Meeting

If you are a stockholder of record as of the record date, you may vote your shares at the Special Meeting if you attend in person. If you intend to vote your shares at the Special Meeting, you will need to bring valid picture identification with you. We will confirm that you were a stockholder of record on the record date and will provide you with a blank proxy card, which will serve as a ballot on which to record your vote.

If you hold your shares in “street name,” you must obtain a legal proxy from your bank or broker in order to vote at the Special Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. In addition to a legal proxy, you will need to bring with you valid picture identification and a recent account statement from your bank or broker, confirming your holdings on the record date. We will use these documents to confirm that you have proper authority to vote and, upon confirmation, will provide you with a blank proxy card to serve as a ballot.

Even if you plan to attend the Special Meeting, we encourage you to vote your shares before the meeting via the Internet, by telephone or by mail.

Can I change my vote or revoke my proxy?

Yes. You can revoke your proxy and change your vote at any time before the polls close for voting at the Special Meeting.

If you are the record holder of your shares, you may change your vote or revoke your proxy by:

●	signing and returning a later-dated proxy card, or entering a new vote via the Internet or by telephone pursuant to the instructions given in the enclosed proxy card;

●	providing timely written notice that you are revoking your proxy to our Secretary at: Luby’s, Inc., Attention: Corporate Secretary, 13111 Northwest Freeway, Suite 600 Houston, Texas 77040; or

●	attending the Special Meeting and voting in person.

Any written notice of revocation or later dated proxy that is mailed must be received before the close of business on       , 2020. Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our Secretary at the Special Meeting before the polls are open.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Only the latest validly executed proxy that you submit will be voted at the Special Meeting.

Is the effectiveness of any of the proposals conditioned on the approval of another proposal?

None of the proposals submitted to stockholders are conditioned on the approval of another proposal, including Proposals 3 and 4, each of which contemplate different amendments to the Amended Charter.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any vote selections, your shares will be voted “FOR” each of the proposals. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it generally means your shares are registered differently or are in more than one account. To ensure that all of your shares are represented at the Special Meeting, we recommend that you provide voting instructions for each proxy card or, if you submit your proxy via the Internet or by telephone, submit your proxy for each proxy card you receive to ensure that all of your shares are voted.

Who will bear the cost of soliciting proxies for the Special Meeting?

We will pay for the costs of the Special Meeting, including any cost for mailing the Notice of Special Meeting of Stockholders and this Proxy Statement. We will reimburse brokers, custodians, nominees and other fiduciaries for the reasonable out-of-pocket fees and expenses they incur to forward the Company’s solicitation materials to stockholders. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services.

We have retained                   for an estimated fee of up to $       to assist us in the mailing, collection and administration of proxies.                      expects that approximately                      of its employees will assist in the solicitation. We also request brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and we will reimburse such persons for their reasonable expenses. Except as set forth in this Proxy Statement, neither the Company nor any person acting on its behalf has employed, retained or agreed to compensate any person to make solicitations or recommendations to stockholders concerning the proxy solicitation.

Who should I contact if I have any questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

If you have any questions or need assistance in voting your shares, or if you need additional copies of the proxy materials, please contact:                 .

Questions and Answers About the Dissolution and the Plan of Dissolution

What does the Plan of Dissolution entail?

The Plan of Dissolution provides an outline of the steps for the dissolution of the Company. The Plan of Dissolution provides that we will file the Certificate of Dissolution following the required stockholder approval and full implementation of our monetization strategy, or such other earlier time as the Board determines, in its sole discretion, that the disposition of any remaining assets is unlikely to maximize the value that can be returned to stockholders from our monetization strategy. The timing of the filing of the Certificate of Dissolution is in the sole discretion of the Board.

Why is the Board recommending approval of the dissolution of the Company pursuant to the Plan of Dissolution?

After carefully considering the risks, timing, viability and potential impact on stockholders of the alternatives potentially available to the Company, as well as the recommendation of the Special Committee, and in consultation with their and our legal, financial and tax advisors, the Board determined that the dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders. For further discussion of the background and reasons for the dissolution, see “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Background of the Proposed Dissolution” and “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Reasons for the Dissolution.”

What will happen if the Dissolution Proposal is approved?

If the Dissolution Proposal is approved by stockholders, we will continue to implement our monetization strategy and anticipate making one or more pre-effective date liquidating distributions to stockholders. Following the full implementation of our monetization strategy, which may take one or more years to complete, we expect to file the Certificate of Dissolution with the Delaware Secretary of State, or such other earlier time as the Board determines that the disposition of any remaining assets is unlikely to maximize the value that can be returned to stockholders from our monetization strategy. The timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different.

What will happen if the Dissolution Proposal is not approved?

If stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. In addition, the Board may determine that it is advisable and in the best interests of the Company and its stockholders to resubmit the Plan of Dissolution to stockholders for reconsideration in the future.

When do you expect the dissolution and winding-up process to be completed?

Assuming the Dissolution Proposal is approved by stockholders, we expect the Certificate of Dissolution to be filed following the full implementation of our monetization strategy, which may take one or more years to complete, or such other earlier time as the Board determines that the disposition of any remaining assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, although such filing may be delayed by the Board in its sole discretion. Pursuant to Delaware law, our corporate existence will continue for a period of at least three years, subject to extension in certain circumstances, following the effective date for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. As a result, the winding-up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.

Will I receive any liquidating distributions before the Certificate of Dissolution is filed?

We intend to make one or more pre-effective date liquidating distributions contingent on the successful implementation of our monetization strategy and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures. The amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making any such distribution, in accordance with Delaware law. The amount and timing of any pre-effective date liquidating distributions will be determined by the Board in its sole discretion. There is no assurance regarding whether or when any pre-effective date liquidating distribution will be made. If the Board determines to make a pre-effective date liquidating distribution, only stockholders of record as of the record date set by the Board for such distribution will be entitled to receive such distribution. See “—Estimated Liquidating Distributions to Stockholders—Pre-Effective Date Liquidating Distributions” below.

Why is stockholder approval being sought for the Dissolution Proposal, and will additional stockholder approval be sought prior to the effective date of the dissolution for the sale of all or substantially all of the Company’s assets pursuant to the Company’s monetization strategy?

Under Delaware law, stockholder approval by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon is required for certain fundamental corporate transactions, such as a transaction involving the sale of all or substantially all of the assets of the Company, the complete liquidation of the Company or the dissolution of the Company. The Dissolution Proposal contemplates the dissolution of the Company, winding up of its affairs after liquidation and distribution of any remaining assets pursuant to the Plan of Dissolution. Therefore, under the DGCL, the Dissolution Proposal requires stockholder approval.

The Plan of Dissolution gives the Board, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that the Board determines is advisable and in the best interests of the Company and its stockholders after the effective date without further stockholder approval. However, in accordance with Section 271 of the DGCL, the sale of all or substantially all of our assets prior to the effective date will require additional approval of stockholders. Under the DGCL, stockholders will not be required to approve or reject a sale of all or substantially all of our assets after the effective date. We are unable to determine at this time whether any such stockholder approval will be required in connection with the disposition of our assets prior to the dissolution.

SPECIAL NOTE REGARDING FORWARD LOOKING-STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including statements concerning the proposed dissolution pursuant to the Plan of Dissolution, all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the dissolution, any statements of the plans and objectives of management for future operations, any statements concerning the timing, implementation or success of our monetization strategy and/or Plan of Dissolution, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “intends,” “plans,” “believes,” “targets,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” or the negative thereof or other comparable terminology. The forward-looking statements in this Proxy Statement are only predictions. Although we believe that the expectations presented in the forward-looking statements contained herein are reasonable at the time of filing, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. These forward-looking statements, including with respect to the timing and success of our monetization strategy and the dissolution pursuant to the Plan of Dissolution, are subject to inherent risks and uncertainties, including, among other things: the availability, timing and amount of liquidating distributions, including any pre-effective date liquidating distribution; the amounts that will need to be set aside by us; the adequacy of such reserves to satisfy our obligations; our ability to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities; the amount of proceeds that might be realized from the sale or other disposition of our assets pursuant to our monetization strategy; the effects of the COVID-19 pandemic on our ability to implement our monetization strategy; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by us of expenses relating to the dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.

Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking are discussed under the section “Risk Factors” set forth below, and for the reasons described elsewhere in this Proxy Statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. All forward-looking statements and reasons why results may differ included in this Proxy Statement are made as of the date hereof. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

RISK FACTORS

You should carefully consider and evaluate all of the information included in this Proxy Statement, including the risk factors listed below and the risks described in our filings with the SEC which are incorporated by reference herein. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock and the amount and timing of distributions, if any, that may be made to stockholders. Stockholders should keep in mind that the risks below are not the only risks that are relevant to your voting decision. Additional risks not currently known or currently material to us may also harm our business.

Risks Related to the Plan of Dissolution

We cannot assure you as to the amount or timing of liquidating distributions, if any, to be made to stockholders.

If the Dissolution Proposal is approved by stockholders, we estimate, assuming the sale of our assets pursuant to our monetization strategy, we could make aggregate liquidating distributions to stockholders, including any pre-effective date liquidating distributions, ranging between approximately $92 million to $123 million (approximately $3.00 and $4.00 per share of common stock, respectively), based on 30,752,470 shares of common stock outstanding as of September 2, 2020. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our expenses associated with implementing our monetization strategy, liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions.

We cannot assure you of the amount or timing of any pre-effective date liquidating distributions.

We intend to make one or more pre-effective date liquidation distributions contingent on the successful implementation of our monetization strategy and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures. Before making any pre-effective date liquidating distribution, we intend to hold back an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

Under Delaware law, we may not make a pre-effective date liquidating distribution except (i) out of “surplus,” which is defined as the amount by which our “net assets” (i.e., the amount by which our total assets exceed our total liabilities) exceed our “capital” (i.e., the sum of the aggregate par value of all of shares of common stock issued), or (ii) in the case in which there is insufficient “surplus,” out of our “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, we may not make a pre-effective date liquidating distribution if doing so would render us insolvent (i.e., if our liabilities exceed our assets, or if we are unable to pay our debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making such distribution.

Factors that could impact the amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities, include, among others:

●	whether any existing or potential liabilities are resolved prior to the payment of any pre-effective date liquidation distribution;

●	whether, in light of new facts and circumstances, any potential claims that were previously taken into account by the Board in determining the holdback amount would no longer result in any actual liabilities; and

●	whether new liabilities that were not expected by the Board arise, which would require an increase in the holdback amount.

Given these uncertainties, it is not possible to predict with certainty the amount that will be ultimately available for any pre-effective date liquidating distribution.

We cannot assure you of the amount or timing of any post-effective date liquidating distributions.

Under the DGCL, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. We intend to rely on the Safe Harbor Procedures to, among other things, obtain a court order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine) (the “Court Order”), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL. However, the Board expressly reserves the right, in its sole discretion, to follow other statutory procedures provided in the DGCL to wind-up the Company’s business and affairs. We expect to distribute all of our remaining assets in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to stockholders.

The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. As a result, we anticipate a substantial period of time may transpire between the effective date and any liquidating distributions to stockholders.

There are numerous factors that could impact the amount of the reserves to be determined by the Court Order, and consequently the amount of cash initially available for distribution, if any, to stockholders following the effective date, including without limitation:

●	whether any potential liabilities are resolved prior to the effective date;

●	whether any claim is resolved or barred pursuant to Section 280 of the DGCL;

●	unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us;

●	whether unforeseen claims are asserted against us, in which case we would have to defend or resolve such claims and/or be required to establish additional reserves to provide for such claims; and

●	whether any of the expenses incurred in the winding-up process, including expenses of required personnel and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are more or less than our estimates.

In addition, as we wind down, we will continue to incur expenses from operations, such as operating costs, salaries, rental payments, directors’ and officers’ insurance, payroll and local taxes and other legal, accounting and financial advisory fees, which will reduce any amounts available for distribution to stockholders.

As a result of these and other factors, we cannot assure you as to the timing of or any amounts to be distributed to stockholders if the Board proceeds with the dissolution. If stockholders do not approve the Dissolution Proposal, no liquidating distributions will be made. See “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Estimated Liquidating Distributions to Stockholders” beginning on page 30 of this Proxy Statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash distributions to stockholders in the dissolution.

The amount of cash available to distribute to stockholders depends on our ability to successfully execute our monetization strategy and dispose of all or substantially all of our assets.

Our efforts to enhance stockholder value through our monetization strategy may not be successful, which would significantly reduce the cash available for distribution to stockholders. We cannot assure you that our efforts to enhance stockholder value through the conduct of our monetization strategy will succeed. There will be risks associated with any potential divestiture transaction, including whether we will attract potential acquirers for the Company’s businesses or its assets, and whether offers made by such potential acquirors, if any, will be at valuations that we deem reasonable. Moreover, we are not able to predict how long it will take to implement our monetization strategy, the delay of which may impact the timing of the dissolution. The timing and terms of any transaction in furtherance of our monetization strategy will depend on a variety of factors, many of which are beyond our control. A delay in, or failure to complete, any such transaction could have a material effect on our stock price and the amount of any potential distributions to stockholders.

In addition, our ability to successfully complete our monetization strategy could be materially negatively affected by economic conditions generally, including public health risks related to COVID-19. We are exploring and evaluating potential transactions, the success or timing of which may be impacted by the effects of the COVID-19 pandemic. In order to successfully monetize our assets, we must identify and complete one or more transactions with third parties. Our businesses and assets and the availability of potential buyers of our businesses and assets may be significantly impacted by public health issues or pandemics, including COVID-19. For example, the shutdown orders across the various jurisdictions in which we or our franchises operate and other effects of COVID-19 have resulted in, and may continue to cause, decreased demand, and consequently decreased revenues, from the operation of our businesses. The uncertain severity and impact of COVID-19 could result in reduced demand to purchase our businesses and assets by third parties or reduced values such parties may ascribe to our businesses and assets.

Even if we are able to identify potential transactions in furtherance of our monetization strategy, such buyers may be operationally constrained or unable to locate financing on attractive terms or at all, which risk may be heightened due to the uncertainty of COVID-19 and its impact. If financing is unavailable to potential buyers of our businesses or assets, or if potential buyers are unwilling to engage in transactions due to the uncertainty in the market, our ability to complete such transactions would be significantly impaired.

Any negative impact on such third parties due to any of the foregoing events could cause costly delays and have a material adverse effect on our ability to return value to stockholders, including our ability to realize full value from a sale or other disposition of our businesses and assets as part of our monetization strategy. Any such negative impacts could also reduce the amount of cash we are able to distribute to stockholders.

The dissolution may be disrupted and adversely impacted by the effects of natural disasters, political crises, public health crises, and other events outside of our control.

Natural disasters, such as adverse weather, fires, earthquakes, power shortages and outages, political crises, such as terrorism, war, political instability, or other conflict, criminal activities, public health crises, such as the COVID-19 pandemic and other disease epidemics and pandemics, and other disruptions or events outside of our control could negatively affect our operations. Any of these events may cause a delay in our targeted timing to file the Certificate of Dissolution with the Delaware Secretary of State. In addition, as discussed above under the heading “—The amount of cash available to distribute to stockholders depends on our ability to successfully execute our monetization strategy and dispose of all or substantially all of our assets”, the effects of COVID-19 may materially impact the amount of cash available to distribute to stockholders, including the amounts we may receive upon the execution of our monetization strategy and the disposition of all or substantially all of our assets.

The Board may determine not to proceed with the dissolution or may amend or modify the Plan of Dissolution without further stockholder approval.

Even if the Dissolution Proposal is approved by stockholders, the Board may determine, in the exercise of its fiduciary duties, not to proceed with the dissolution or to amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. If the Board elects to pursue any alternative to the Plan of Dissolution, stockholders may not receive any of the funds that might otherwise be available for distribution to stockholders. Similarly, pursuant to our monetization strategy, the Board may ultimately determine that the sale of the whole Company is advisable and in the best interests of the Company and its stockholders. We cannot assure you that the sale of the whole Company will result in the same amount of distributable cash proceeds to stockholders compared to the dissolution. After the effective date, revocation of the dissolution would require stockholder approval under the DGCL.

If we fail to retain sufficient funds to pay the liabilities actually owed to our creditors, each stockholder receiving liquidating distributions could be liable for payment to our creditors for such stockholders pro rata share of any shortfall, up to the amount actually distributed to such stockholder in connection with the dissolution.

Under Delaware law, in the event we fail to retain sufficient funds to pay the expenses and liabilities actually owed to our creditors, each stockholder could be held liable for payment to our creditors for claims brought during the three-year period after the effective date (or, if we choose the unsupervised, “default” procedures under Section 281(b) of the DGCL (the “Default Procedures”), for claims brought before or after such three-year period), up to the lesser of (1) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (2) the amounts previously received by such stockholder in dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder in the dissolution, and a stockholder could receive nothing from us under the Plan of Dissolution, but no stockholder will be liable for claims against the Company in excess of the amounts distributed to such stockholder. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable.

Liquidating distributions to stockholders could be substantially reduced and/or delayed due to uncertainty regarding the resolution of certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Company.

We intend to rely on the Safe Harbor Procedures to, among other things, obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine) as required by the Court Order and the DGCL. Whether any remaining assets or cash of the Company can be used to make liquidating distributions to stockholders would depend on whether claims for which we have set aside reserves are resolved or satisfied at amounts less than such reserves and whether a need has arisen to establish additional reserves. We cannot assure stockholders that our liabilities can be resolved for less than the amounts we have reserved, or that unknown liabilities that have not been accounted for will not arise. As a result, we may continue to hold back funds and delay additional liquidating distributions to stockholders.

The precise amount and timing of any distributions to stockholders will depend on and could be delayed or diminished due to many factors, including without limitation:

●	whether a claim is resolved for more than the amount of reserve established for such claim pursuant to the Court Order;

●	whether we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected;

●	whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for;

●	whether due to new facts and developments, a new claim, as the Board reasonably determines, requires additional funds to be reserved for its satisfaction; and

●	whether the expenses we incur in the winding-up process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate the Company are more than anticipated.

As a result of these and other factors, it might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to stockholders.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us, which could occur years from now.

As a result of the dissolution, for U.S. federal income tax purposes, U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 43 of this Proxy Statement) will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property (other than cash) distributed to them, and (b) their tax basis for their shares of Company common stock. A stockholder’s tax basis in shares of Company common stock will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be capital loss and will be recognized only when the final distribution from us has been received, which may be years after our dissolution. The deductibility of capital losses is subject to limitations.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this Proxy Statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

The Company has not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the proxy statement proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level, thus reducing the benefit to stockholders and the Company from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon such stockholder’s individual circumstances. For a more detailed discussion, see “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 43 of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

We can abandon or revoke the dissolution and this may cause prior distributions made in liquidation to be treated as dividends.

By approving the Dissolution Proposal, stockholders will also be granting the Board the authority, notwithstanding stockholder approval of the Dissolution Proposal, to abandon the dissolution prior to the effective date without further stockholder action, if the Board determines that the dissolution is no longer advisable and in the best interests of the Company and its stockholders.

Prior to the expiration of three years following the effective date (or longer period as the Delaware Court of Chancery may direct), the Company may revoke the dissolution if holders of a majority of the shares of stock of the corporation that was outstanding and entitled to vote on the Dissolution Proposal at the time of the dissolution approve a resolution adopted by the Board recommending such revocation of the dissolution. If the dissolution is abandoned or revoked, stockholders could, depending on their particular circumstances, incur an increased stockholder-level U.S. federal income tax liability if cash or property distributed to stockholders is characterized as a dividend for U.S. federal income tax purposes. See “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of the Proposed Dissolution” beginning on page 43 of this Proxy Statement.

Transfers of our common stock may limit our ability to utilize our net operating loss and tax credit carryforwards to offset income or gain from the sale of our assets in future years.

Under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize net operating losses (“NOLs”) and certain tax credits arising from before the ownership change to offset taxable income and tax after the ownership change. In general, an ownership change occurs if there is a cumulative change in a corporation’s equity ownership by certain stockholders that exceeds 50% over a three-year period. We have NOL carryforwards of approximately $26.4 million and tax credit carryforwards of approximately $12.5 million as of August 28, 2019. Any ownership change could limit our ability to utilize our NOL and tax credit carryforwards to offset income or gain from the sale of our assets, which will reduce any amounts available for distribution to stockholders.

From and after the effective date, further stockholder approval will not be required under the DGCL in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of the Company’s assets.

The approval of the Dissolution Proposal by the requisite vote of stockholders will grant full and complete authority to the Board and officers of the Company to proceed, without further stockholder action, with the dissolution in accordance with any applicable provision of the DGCL. However, prior to the effective date, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. In accordance with Section 271 of the DGCL, a transaction involving the sale of all or substantially all of our assets prior to the effective date would require additional approval of stockholders. We are unable to determine at this time whether any such stockholder approval would be required in connection with the disposition of our assets prior to dissolution. Under the DGCL, following the effective date, we may sell, distribute or otherwise dispose of our remaining non-cash assets without further stockholder approval. As a result, the Board may, in order to maximize value for stockholders and creditors, authorize actions in implementing the Plan of Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

The directors and officers of the Company will continue to receive benefits from the Company following the dissolution.

Following the effective date, we will continue to indemnify each of our current and former directors and officers to the extent permitted under the DGCL, the Amended Charter, the Company’s bylaws (as amended from time to time, the “Bylaws”) and agreements as in effect at the effective date. In addition, we intend to maintain directors’ and officers’ insurance coverage throughout the wind down period. As described more fully below under “Proposal 1: Approval of the Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Interests of Directors and Executive Officers Management in Approval of the Dissolution,” our executive officers will receive compensation in addition to their interests as stockholders.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we currently intend, after the filing of the Certificate of Dissolution, to seek relief from the SEC from the reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

Stockholders will not be able to buy or sell shares of common stock after we close our stock transfer books at the effective date.

If the Board determines to proceed with the dissolution, following the full implementation of our monetization strategy, which may take one or more years to complete, we expect to file the Certificate of Dissolution with the Delaware Secretary of State, or such other earlier time as the Board, in its sole discretion, determines that the disposition of any remaining assets is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, or at such later time as specified in the Certificate of Dissolution, at which time we will close our stock transfer books and discontinue recording transfers of our common stock. After we close our stock transfer books, we will not record any further transfers of common stock on our books, except by will, intestate succession or operation of law. Therefore, shares of common stock will not be freely transferable after the effective date. As a result of the closing of the stock transfer books, all liquidating distributions from a liquidating trust, if any, or from us after the effective date will be made pro rata to the same stockholders of record as the stockholders of record as of the effective date.

Risks Related to Our Continuing Business if the Plan of Dissolution is Not Approved by Stockholders

If stockholders vote against the Dissolution Proposal, we may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater stockholder value than the proposed dissolution, and any alternative we select may involve additional risks.

If stockholders do not approve the Dissolution Proposal, the Company will continue its corporate existence and the Board will continue to explore what, if any, alternatives are available to return capital to stockholders in a manner intended to maximize value. There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed dissolution. Further, resulting distributions, if any, to stockholders will be treated as non-liquidating distributions taxable as dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits. Moreover, any alternative we select may involve additional risks. In addition to the risks described in this Proxy Statement, you should carefully consider the risks described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 28, 2019 (the “2019 Annual Report”), our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and other documents we file with the SEC, which are incorporated by reference herein.

We have a history of incurring operating losses and have no available capacity for borrowings under our credit agreement. We do not believe that we will be able to secure additional capital and if we continue to incur operating losses, we will not have enough cash to fund our operations and may be required to seek bankruptcy protection.

We have incurred operating losses in every fiscal year since fiscal year 2014 and we may never regain profitability. In fiscal year 2019, we sustained a net loss of $15.2 million and cash flow from operations was a use of cash of $13.1 million. In the first two quarters of fiscal year 2020 (part of which was prior to the COVID-19 pandemic), we sustained a net loss of $12.1 million and cash flow from operations was a use of cash of $5.9 million and in the third quarter of fiscal year 2020, we sustained a net loss of $25.0 million and cash flow from operations was a use of cash of $14.1 million. Additionally, as of the date of this Proxy Statement, we had no undrawn borrowing capacity under our credit agreement. While we have been able to secure additional capital in the past, we do not currently believe that we will be able to secure additional capital on terms acceptable to us. Accordingly, if the Dissolution Proposal is not approved by stockholders, we may be required to seek protection or liquidation under applicable bankruptcy laws.

There is substantial doubt about our ability to continue as a going concern.

In evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued, our management considered our current financial condition and liquidity sources and forecasted future cash flows over the next months. Our management considered the operating losses we have incurred during fiscal year 2020, no available borrowing capacity under our credit agreement and the uncertainty of full extent and duration the impact of the COVID-19 pandemic on our operations and financial performance. As a result of the foregoing factors, management concluded there is substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to generate sufficient cash flows from operations to meet our obligations.

PROPOSAL 1:
APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE COMPANY PURSUANT TO
A PLAN OF LIQUIDATION AND DISSOLUTION

Overview

The Board is submitting for stockholder approval the Dissolution Proposal to approve the liquidation and dissolution of the Company pursuant to Section 275 of the DGCL and the Plan of Dissolution. The Plan of Dissolution was approved and adopted by the Board, subject to stockholder approval, on September 4, 2020. A copy of the Plan of Dissolution is attached as Annex A to this Proxy Statement. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex A to this Proxy Statement, for a more complete understanding of the Plan of Dissolution.

If the Dissolution Proposal is approved by stockholders, we intend to continue to implement our monetization strategy and anticipate making pre-effective date liquidating distributions to stockholders. See “—Estimated Liquidating Distributions to Stockholders—Pre-Effective Date Liquidating Distributions” below for a description of the proposed pre-effective date liquidating distribution, including the potential amount and timing of such distribution. Following the full implementation of our monetization strategy, which may take one or more years to complete, or at such other earlier time as the Board determines that the disposition of any remaining assets is unlikely to maximize the value that can be returned to stockholders from our monetization strategy, we expect to file the Certificate of Dissolution with the Delaware Secretary of State. The timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different.

After the effective date, in accordance with the applicable provisions of the DGCL, the Board will proceed to wind up our affairs. We intend to rely on the Safe Harbor Procedures to among other things, obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine). See “—Dissolution under Delaware Law” for additional information regarding the dissolution and winding-up procedures under Delaware law.

If stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board will need to explore alternatives for the Company to maximum value for stockholders.

Background of the Proposed Dissolution

Over the past several years, the Company has struggled to restore profitability as a result of operational challenges, declining sales and, more recently, the Company has been negatively impacted by the COVID-19 pandemic. Beginning in fiscal year 2018, the Company started to implement a turnaround plan to improve the Company’s financial results and operating performance. The Company’s turnaround strategy included evaluating ways to increase sales, lower costs, improve operations and steps to significantly reduce the Company’s debt with the aim of reestablishing a solid foundation from which profitability could be restored. While focusing on operational challenges, the Board also began considering various alternatives to pursue in the event the Company’s turnaround plan did not meet the Board’s expectations.

In July 2018, the Company retained Cowen and Company, LLC (“Cowen”) as its financial advisor to assist the Company in refinancing its existing indebtedness.

Throughout the first quarter of fiscal 2019, the Company worked with Cowen during the debt refinancing process, which resulted in the Company successfully refinancing its indebtedness and entering into a five year credit agreement with MSD PCOF Partners IV, LLC (“MSD”). The new credit agreement with MSD, along with the proceeds from the sale of certain real estate assets, was intended to provide the necessary liquidity as the Company worked on implementing its turn-around plan.

In addition, Cowen assisted the Company in evaluating various strategic alternatives during the second quarter of fiscal 2019, including analyzing the business and operations of the Company.

In November 2018, Bandera Partners LLC (“Bandera”) commenced a proxy contest to replace four incumbent directors. In January 2019, Twila Day was added as an independent director of the Company. At the annual meeting of stockholders held on January 25, 2019, each of the Company’s director nominees was elected to the Board, with Frank Markantonis and Joe McKinney each receiving less than a majority of the votes cast at the annual meeting, but more votes than each director candidate of Bandera. At the annual meeting of stockholders held on February 2020, each current member of the Board was reelected as a director to serve until the next annual meeting of stockholders.

In January 2019, as part of the Board’s commitment to strong corporate governance, the Company announced that it would add two new independent directors to replace two retiring incumbent directors and would elect a new independent chairman of the Board. Gerald Bodzy was elected to serve as the new independent chairman of the Board on August 19, 2019 and John Morlock and Randolph Read were added as independent directors of the Company on July 30, 2019 and August 19, 2019, respectively.

In March 2019, the Company engaged Alvarez & Marsal Corporate Performance Improvement, LLC (“A&M”) to assist the Company in analyzing its selling, general and administrative costs opportunities. The Company worked with A&M to identify performance improvement opportunities and to identify certain selling, general and administrative costs that could be reduced or eliminated. At that time, A&M identified several potential selling, general and administrative cost reduction opportunities, including outsourcing key information technology, finance and facilities functions and rightsizing the remaining cost structure to align with the current size of the Company. In early calendar year 2020, the Company implemented cost reduction measures, including the transition to a third-party provider for certain accounting and payroll functions. Furthermore, in April 2020 through June 2020, the Company continued to review all corporate service providers, information technology needs and personnel requirements to support a reduced level of operations and implemented additional significant expense reductions.

On May 2, 2019, in considering potential strategic alternatives available to the Company and upon the recommendation of the Finance and Audit Committee, the Board retained Brookwood Associates, L.L.C. (“Brookwood”) to serve as the exclusive financial advisor to the Company with respect to a sale of all or substantially all of the Fuddruckers Company operated restaurants and its franchise and real estate assets.

On August 27, 2019, the Finance and Audit Committee met telephonically to discuss, among other things, the Board’s consideration of the strategic alternatives available for the Company and the optimal structure for the Board to address those alternatives, including whether the Board should form a special committee of the Board to address the alternatives. The Finance and Audit Committee discussed the operational challenges and financial issues faced by the Company, the consideration of strategic alternatives available to the Company, the benefits of using a special committee of the Board to consider strategic alternatives and the issues surrounding potential involvement of management in a strategic alternatives process. After discussion, the Finance and Audit Committee recommended to the Board that it form a special committee made up of independent members of the Board to initiate a strategic review process to identify, examine and consider a range of strategic alternatives available to the Company with the objective of maximizing stockholder value. The Finance and Audit Committee also directed Mr. McKinney to request a revised budget from management that would address various key issues articulated in the Finance and Audit Committee discussions.

On September 10, 2019, the Board formed the Special Committee, consisting solely of independent directors, with the purpose of establishing a strategic review process to identify, examine and consider a range of strategic alternatives available to the Company with the objective of maximizing stockholder value. The Special Committee consists of Gasper Mir, III, Messrs. Bodzy, McKinney, Morlock and Read and Ms. Day, and is Co-Chaired by Messrs. Bodzy and Read. The Board also directed Brookwood to report to the Special Committee in connection with its engagement to sell all or substantially all of the Fuddruckers Company operated restaurants and its franchise and real estate assets.

The following chronology summarizes the key meetings, events, and activities that led to the (i) Special Committee’s recommendation that the Board adopt the Plan of Dissolution and (ii) Board’s adoption of the Plan of Dissolution.

Beginning with the formation of the Special Committee and throughout the process, Messrs. Bodzy and Read, with continued input from various Special Committee members, analyzed certain strategic alternatives available to the Company. Some of those alternatives included:

●	continuing the existing operations of the Company as an independent public company;

●	selling the Company as a whole;

●	selling the individual assets and operations, including the real estate, in separate transactions followed by the distribution of the net proceeds from such sales to stockholders after the payment of the Company’s indebtedness and other obligations; and

●	selling the restaurant operations while retaining the real estate and converting the Company to real estate investment trust.

Over the course of its analysis, members of the Special Committee consulted with and considered the input of multiple investment banking firms, including a number of firms specializing in real estate and restaurants, two real estate appraisers and several law firms and accounting firms. Throughout the process, management and the Board, including its committees, reviewed and considered the long-term outlooks for the Company’s brands.

On October 30, 2019, the Special Committee met telephonically, with representatives of Brookwood in attendance, to receive an update regarding the process of identifying potential parties interested in pursuing a transaction involving Fuddruckers. Representatives of Brookwood provided the Special Committee with an update on the process of identifying potential parties interested in pursuing a transaction involving Fuddruckers and on the letters of intent that had been received prior to the meeting. The Special Committee discussed proposed responses to the letters of intent and, following such discussion, instructed Brookwood to follow up with the interested parties.

On November 14, 2019, the Special Committee met telephonically to discuss possible options the Company might pursue in order to maximize value for stockholders over time. The discussion covered a draft strategic options analysis based on the process described above, including discussions with various Special Committee members throughout the process, which had been provided to members of the Special Committee prior to such meeting. In addition, Mr. Read discussed information received from his discussions with several restaurant and real estate investment banking professionals regarding the potential value of each of the Company’s operating businesses, the Company’s real property portfolio and the Company as a whole. Mr. Read also discussed conversations he had with attorneys and accountants regarding legal and accounting considerations of various options the Company might consider. The Special Committee discussed issues surrounding the potential of selling the real property in a single transaction, in multiple transactions or individually, and which of these alternatives would result in the best value for stockholders. The Special Committee members also discussed their view that the Company’s diverse restaurant operations would unlikely yield their greatest value from a single buyer. Mr. Read then updated the Special Committee on Brookwood’s efforts to sell Fuddruckers.

On November 18 and 19, 2019, Messrs. Bodzy, McKinney and Read, on behalf of the Special Committee, and Christopher J. Pappas, a director and President and Chief Executive Officer of the Company, met, with representatives of Brookwood in attendance, with two potential purchasers of Fuddruckers and discussed their bids for the division.

On November 22, 2019, the Special Committee met telephonically to approve a recommendation to the Board that the Company enter into a letter of intent for the sale of Fuddruckers and to approve the engagement of legal counsel for the Special Committee. Mr. Read presented details of the meetings and negotiations with the two potential counterparties to acquire Fuddruckers. Following discussion of the two proposals, the Special Committee approved a recommendation that the Board enter into a letter of intent with Party A (the “Party A Letter”). The Co-Chairmen then discussed that they and Mr. McKinney had interviewed a number of law firms that could serve as legal counsel for the Special Committee. After interviewing several law firms, the Special Committee approved the engagement of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) as legal counsel to the Special Committee. The Special Committee engaged Gibson Dunn because of Gibson Dunn’s knowledge, expertise and experience with respect to special committee engagements and merger and acquisition transactions. The Special Committee also noted Gibson Dunn did not have any conflicts of interest or other issues with regards to serving as legal counsel to the Special Committee. The Special Committee instructed Messrs. Bodzy and Read to work with Brookwood and Sidley Austin LLP, counsel to the Company (“Sidley”), on a purchase agreement with Party A.

On December 8, 2019, the Special Committee met telephonically to consider the potential engagement of investment banks to assist the Special Committee. Messrs. Bodzy and Read noted that they had contacted 15 investment banks regarding the potential assignment and received six proposals. Messrs. Bodzy, McKinney and Read collectively spoke with three of the leading candidates and commenced negotiating fee proposals with each of those banks. After discussion of the three investment banks, their proposals, their capabilities and whether it would be in the best interests of the Company if the assignment were given to one bank or separated into separate assignments, the Special Committee selected Duff & Phelps Securities, LLC (“Duff & Phelps”) to serve as financial advisor to the Special Committee in connection with the possible sales of Luby’s Cafeterias and Culinary Contract Services businesses and, at the request of the Special Committee, to provide the Special Committee and the Board a written evaluation of strategic alternatives for the Company. The Special Committee engaged Duff & Phelps based on its experience and qualifications, including with respect to merger and acquisition transactions and restructurings in the restaurant, food and consumer industries. The Special Committee also noted that Duff & Phelps did not have any conflicts of interest or other issue with regard to the possible sale of Luby’s Cafeterias and Culinary Contract Services.

On January 7, 2020, the Special Committee met telephonically to discuss the status of negotiations regarding the proposed acquisition of Fuddruckers by Party A under the Party A Letter. Mr. Read reported on the failure of Party A to meet certain requirements under the Party A Letter. The Special Committee discussed proposed responses to Party A, the feasibility of Party A meeting certain requirements in the future and whether to approach other potential purchasers. The Special Committee instructed representatives of Brookwood to hold follow-up discussions with Party A regarding the Party A Letter. Messrs. Read and Bodzy also provided the Special Committee with an update regarding Special Committee activities, including discussions with accounting advisors regarding potential business structures such as a real estate investment trust or a master limited partnership. Mr. Read also provided the Special Committee with an update on the expected timing of Duff & Phelps’s review of potential strategic alternatives available to the Company.

Following the January 7, 2020 Special Committee meeting, Party A was unable to raise the financing needed to consummate the transaction contemplated by the Party A Letter. In addition, beginning in March 2020, the effects of the COVID-19 pandemic began to significantly impact the processes to sell the Company’s assets.

On March 20, 2020, non-executive Board members Jill Griffin, Frank Markantonis and the members of the Special Committee (the “Non-Executive Board Members”), met telephonically to review and discuss plans to address the effects of the COVID-19 pandemic that may have been needed to be implemented at the Company. The Non-Executive Board Members discussed the need for maximum cash availability. Following discussion, the Non-Executive Board Members determined the Company should take all actions discussed to maximize the availability of cash for the Company.

On April 1, 2020, the Board met telephonically, with representatives of the Company’s management in attendance. Members of the Company’s management provided the Board with an update on the impact of the COVID-19 pandemic on the Company’s operations, including that as a result of state and local government mandates, many of the Company’s restaurant dining rooms were temporarily closed and the impact of the closures on various financial metrics. The Board discussed the Company’s credit availability and need to access additional liquidity as a result the negative impact of the COVID-19 pandemic on the Company’s revenue. Messrs. Pappas and Bodzy provided the Board with an update on their discussions with MSD regarding the Company seeking a loan under the Payroll Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). After discussion, the Board determined that it was advisable and in the best interests of the Company to apply for a loan of up to $10 million under the Payroll Protection Program to ensure the availability of liquidity to meet the Company’s forecasted capital needs.

On April 20, 2020, the Special Committee met telephonically, with representatives of Duff & Phelps in attendance, to discuss the marketing process for the potential sale of Culinary Contract Services. The Special Committee discussed the marketing materials that had been prepared by management with the assistance of Duff & Phelps and the proposed timing of the marketing process in light of the COVID-19 pandemic. After discussion, the Special Committee instructed Duff & Phelps to begin the marketing of Culinary Contract Services as soon as possible. Messrs. Read and Bodzy then updated the Special Committee on various discussions they had with Party A regarding efforts to restructure the transaction and Party A’s continued interest in acquiring Fuddruckers on revised terms, and the Special Committee provided input with respect to continuing these discussions. The Special Committee also discussed, among other issues, the Company’s cash flow issues, the general slowdown in merger and acquisition activity as a result of the COVID-19 pandemic, the impact of current economic conditions on the Company and a proposed store reopening plan.

On April 21, 2020, the Company entered into a promissory note with Texas Capital Bank, N.A., effective as of April 12, 2020, that provided for a $10 million loan pursuant to the Paycheck Protection Program under the CARES Act. In connection with entering into the promissory note, the Company also amended its credit agreement with MSD to permit the Company to incur indebtedness in the form of the promissory note and to terminate the $5 million undrawn portion of the delayed term loan under the credit agreement with MSD.

On May 5, 2020, the Special Committee met telephonically to discuss the previously circulated information regarding a proposed Fuddruckers transaction and the marketing process for the potential sale of Culinary Contract Services. The discussion of the proposed Fuddruckers transaction with Party A included a review of various alternative options. After the discussion, the Special Committee agreed the Company should proceed in negotiations with Party A and that such transaction would be brought to the Special Committee and the Board for final approval if concluded successfully. Mr. Read then discussed the progress made on the marketing of Culinary Contract Services and Duff & Phelps’s views on delaying the marketing plan for Luby’s Cafeterias. Mr. Bodzy also discussed moving forward with the draft plan of liquidation for the Company circulated prior to the meeting as the best way to maximize value for stockholders, taking into account the current and forecasted severe economic impact of COVID-19 on the Company’s operations and the restaurant sector in general. Mr. Bodzy emphasized the urgency of pursuing asset sales as soon possible given the effects of COVID-19. It was agreed that a revised plan of liquidation and related documents would be distributed to the Special Committee members for review.

On May 13, 2020, the Special Committee met telephonically to receive an update regarding the activities of the Co-Chairmen and to consider which approach to recommend to the Board: (i) adopting a formal plan of liquidation and dissolution of the Company and submitting such plan to the stockholders for approval or (ii) approving the exploration of potential sale transactions to monetize the assets of Company, which would likely be followed at a later date by the adoption by the Board of a formal plan of liquidation and dissolution. Mr. Read reviewed and discussed a draft strategic options analysis that had been provided to the Special Committee members. He noted selling the individual component operations of the Company and its real estate appeared to be the best way to maximize value for stockholders. Among other things, the analysis considered the impact of the COVID-19 pandemic on the Company’s business and assets, the ongoing consumption of capital by the Company’s business and its lack of borrowing availability. Mr. Read also reviewed his discussion with representatives of Gibson Dunn and Sidley of various issues regarding a plan of liquidation. Representatives of Gibson Dunn provided the Special Committee with a discussion of the Special Committee process, including the benefits of the process and the duties of the Special Committee, and the legal implications of the two approaches being considered. Mr. Read next provided an update regarding the potential sale of Fuddruckers to Party A. Specifically, while Party A continued to be interested in the transaction, it had been unable to meet the terms established by the parties up to that point. Based on discussions with financial advisors, Messrs. Read and Bodzy advised the Special Committee they did not believe there was a better alternative available to Party A’s proposal for Fuddruckers at that time. Mr. Read also noted the Company’s engagement with Brookwood had expired, explained Brookwood’s continuing rights to compensation should a transaction for Fuddruckers be consummated and noted he and Mr. Bodzy were in discussions with Brookwood to renew or extend their engagement. Mr. Read then discussed the Culinary Contract Services sales process, including the parties that had been contacted in the process and that indications of interest were not expected until mid-June. Mr. Read also discussed that the process to sell Luby’s Cafeterias had not yet commenced. He indicated the Luby’s Cafeterias sales process under current market conditions, including government restrictions on restaurants during the COVID-19 pandemic, would be challenging. The Special Committee discussed in detail the ongoing sales processes and the two approaches, including applicable stockholder approval requirements. After discussion, the Special Committee agreed to recommend that the Board approve the exploration of potential sales transactions to monetize the assets of Company, including selling the Company’s primary operating segments, Luby’s Cafeterias, Fuddruckers and Culinary Contract Services, as well as its real estate portfolio, or selling the Company in its entirety and to not adopt a plan of liquidation at that time.

On May 27, 2020, the Special Committee entered into a new engagement letter with Brookwood to serve as the exclusive financial advisor to the Company until December 31, 2020 with respect to a sale of all or substantially all of the Fuddruckers Company operated restaurants and its franchise and real estate assets. The new engagement letter directed Brookwood to report to and take instructions from the Special Committee in connection with the engagement.

On May 30, 2020, the Special Committee met telephonically to, among other things, reconsider the two approaches considered on May 13, 2020 given new accounting treatment information available to the Special Committee. The Special Committee discussed the two approaches at length. Following discussion, the Special Committee reaffirmed its May 13, 2020 decision.

Later on May 30, 2020, the Board met telephonically to receive the recommendation of the Special Committee regarding strategic options for the Company. Messrs. Bodzy and Read provided a detailed discussion of the Special Committee’s process and its recommendation that the Company sell its operating divisions and assets (Luby’s Cafeterias, Fuddruckers, Culinary Contract Services, and the Company’s real estate assets) in one or more transactions and not adopt a formal plan of liquidation at this time. After discussion the Board approved that recommendation of the Special Committee.

On June 3, 2020, the Company issued a press release announcing that, after a comprehensive review of the Company’s operations and assets led by the Special Committee, the Company would immediately pursue the sale of its operating divisions and assets, including its real estate assets, and distribute the net proceeds to its stockholders after payment of debt and other obligations.

On June 30, 2020, the Special Committee met telephonically, with representatives of Brookwood in attendance, to review the indications of interest Brookwood received for Fuddruckers. Representatives of Brookwood presented the details of the proposals and the Special Committee discussed responses to each of the parties, including requesting letters of intent from certain parties after arranging virtual management presentations to said parties. The Special Committee and the representatives of Brookwood also discussed the Company’s proposed plans to sell certain of the Company’s real estate properties. Mr. Read then updated the Special Committee on next steps in the marketing of Culinary Contract Services and Luby’s Cafeterias, including a discussion of the preparations for Culinary Contract Services management presentations.

On July 29, 2020, the Special Committee met telephonically, with representatives of Brookwood, Duff & Phelps and Gibson Dunn in attendance. Representatives of Duff & Phelps discussed the letters of intent received to date for the purchase of Culinary Contract Services. The Special Committee discussed the details of the proposals and proposed responses. It was agreed the Co-Chairmen of the Special Committee would take into account the input provided by Special Committee members and then discuss further responses to the parties interested in a transaction involving Culinary Contract Services. Representatives of Duff & Phelps then discussed the Luby’s Cafeterias sales process, including the parties that had been contacted for indications of interest and that formal indications of interest would be due on or about August 13, 2020.

At the same meeting, representatives of Brookwood presented details on the status of parties’ interests in a potential transaction involving Fuddruckers and advised that final bids/letters of intent would be due on August 11, 2020. Bill Gordon, Vice President of Real Estate of the Company, discussed various aspects of the Company’s real estate and the sales process that had begun with respect to certain of the Company’s real estate assets.

Furthermore, at the same meeting, a representative of Deloitte Tax LLP, tax advisor to the Company (“Deloitte”), presented information on tax matters with respect to the proposed sales and the structure for the Company going forward. At the request of the Special Committee, representatives of Duff & Phelps summarized the results of its evaluation of strategic alternatives. The alternatives reviewed included the following, which were based on discussions with, and with the approval of, the Special Committee: (i) the continued implementation of the Company’s current operating strategy and cost reduction measures while funding near term losses with asset sales (“Status Quo Alternative”); (ii) a sale of the Company in its entirety (“Company Sale Alternative”); (iii) a sale of the Company’s operating business while retaining the Company’s real estate assets, combined with the conversion of the Company’s structure to a real estate investment trust (“REIT Alternative”); and (iv) a liquidation of the Company. This summary was based on Duff & Phelps’ assessment of process considerations, including likely execution risk and process timing, and potential strategic impact, based on the potential equity upside of each alternative assuming it was executed successfully. Duff & Phelps’ evaluation indicated: (i) the Status Quo Alternative was likely most favorable with respect to execution risk and process timing and least favorable with respect to potential equity upside; (ii) the Company Sale Alternative was neutral with respect to execution risk and process timing and less favorable with respect to potential equity upside; (iii) the REIT Alternative was least favorable with respect to execution risk, neutral with respect to process timing and neutral with respect to potential equity upside; and (iv) the liquidation alternative was neutral with respect to execution risk, less favorable with respect to process timing and more favorable with respect to equity upside. In its evaluation of the liquidation alternative, Duff & Phelps noted a reference range of aggregate potential liquidation proceeds available to holders of Luby’s common stock from $127.0 million to $172.1 million or $4.15 to $5.62 per share of Luby’s common stock, based on an estimated 30,625,470 shares of common stock outstanding and the Company’s estimates of value for its owned real estate. Gibson Dunn discussed various legal aspects of the alternatives being considered by the Special Committee. The Special Committee and its advisors then engaged in a lengthy discussion regarding the various alternatives being considered for recommendation to the Board. Following discussion, the Special Committee unanimously adopted resolutions recommending the Board adopt and approve the Plan of Dissolution and the related documents which had been previously circulated to the members of the Special Committee, including obtaining stockholder approval of same.

On September 1, 2020, the Special Committee met telephonically to review a draft of the proxy statement that would be filed with the SEC if the Board approved the Plan of Dissolution, which had been circulated to the Special Committee members prior to the meeting. The Special Committee discussed at length the estimated range of aggregate amounts that would be available for distribution to stockholders and included in the proxy statement, including the reference range noted in the Duff & Phelps evaluation discussed above. The Special Committee also reviewed an updated analysis provided to the Committee prior to the meeting, which reflected then current information provided by management and informed by indications of interest provided by third parties for various assets of the Company.

After discussion, the Special Committee unanimously adopted a resolution recommending to the Board an estimated range of $90 million to $115 million (approximately $2.94 to $3.75 per share of common stock, respectively, based on 30,625,470 shares of common stock outstanding as of July 15, 2020) as the estimated range of the aggregate amount that could be distributed to stockholders under the Plan to be included in the proxy statement. The Special Committee (which focused its attention more on the aggregate dollar range than on the per common share range) recommended an estimated aggregate dollar range that was lower than the reference range noted in the Duff & Phelps evalutation based on an updated real estate inventory list which showed fewer properties available for sale due to interim real estate sales (the proceeds of which were used in part to pay down debt), lower potentially realizable real estate values at the upper end of the range and the impact of the COVID-19 pandemic on the value of the Company’s real estate and operating businesses. Messrs. Read and Bodzy then reviewed the substance and timing of the various asset sales activities in process for Fuddruckers, Culinary Contract Services, Luby’s Cafeterias and the Company.

On September 4, 2020, the Board met to review and consider the proposed dissolution. Representatives of the Special Committee provided the Board with a summary of the Special Committee’s recommendation and the factors considered by the Special Committee in determining to recommend that the Board approve and adopt the Plan of Dissolution and the related documents. During the meeting, the Board considered and discussed at length the Special Committee’s recommendation to the Board that the Company include an estimated range of potential distributions to stockholders in the proxy statement. Such discussion included updated information considered by the Special Committee as compared to the reference range included in the earlier Duff & Phelps evaluation. In considering the issue, the Board focused its attention on the per share of common stock distribution range, as well as on the aggregate dollar range of such distributions. After considering the benefits and risks of the proposed dissolution and other relevant factors, including the Special Committee’s recommendation, the Board unanimously: (i) determined that the dissolution of the Company pursuant to the Plan of Dissolution was advisable and in the best interests of the Company and its stockholders; (ii) approved the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby; (iii) directed that the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby be submitted to stockholders for their consideration and approval; and (iv) recommended to stockholders that they vote in favor of the Dissolution Proposal. In addition, the Board determined the Company would include in the proxy statement an estimated range of $92 million to $123 million (approximately $3.00 to $4.00 per share of common stock, respectively, based on 30,752,470 shares of common stock outstanding as of September 2, 2020), of potential aggregate distributions to stockholders.

Reasons for Dissolution

On July 29, 2020 the Special Committee unanimously recommended that the Board adopt and approve the Plan of Dissolution and the related documents. Based on the Special Committee’s recommendation and all of the information made available to the Board and upon other relevant factors, on September 4, 2020, the Board unanimously determined that the dissolution of the Company was advisable and in the best interests of the Company and its stockholders and approved and adopted the Plan of Dissolution. The Board also unanimously recommended that stockholders vote in favor of the Dissolution Proposal.

In arriving at its recommendation, the Special Committee considered many factors, including, among others, the risks, timing, viability and potential impact on stockholders of the Plan of Dissolution and alternatives available to the Company and consulted with financial and legal advisors.

In recommending the Board adopt and approve the Plan of Dissolution, the Special Committee considered a variety of factors, including the following (not necessarily presented in order of relative importance):

●	the sale of the Company’s assets pursuant to the Company’s monetization strategy and the dissolution provide stockholders with an opportunity to potentially monetize their investment in the Company and allows the distribution of the maximum amount of cash to stockholders;

●	the belief that the Plan of Dissolution was the most likely option considered by the Special Committee to be successfully implemented;

●	the difficulty for the Company to grow its business in the current business environment;

●	the difficulty in the Company raising outside capital and the likely high cost to stockholders in doing so;

●	the evaluation prepared by Duff & Phelps for the Special Committee of potential strategic alternatives available to the Company;

●	the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to modify or abandon the Plan of Dissolution before the effective date without further action by stockholders.

●	the Company’s seven years of operating losses on its operations along with recent negative cash flows;

●	the Company’s history of high selling, general and administrative costs relative to the size of the Company’s operations;

●	the costs associated with the Company’s ongoing operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company;

●	the ability of the Company to continue as a going as a going concern if the Plan of Dissolution is not approved, including that that Company may need to seek bankruptcy protection;

●	the Company’s history of incurring operating losses and limited to no access to capital;

●	the ability of the Company to pursue other alternatives if the Plan of Dissolution is not approved by stockholders and the additional risks associated with any such other alternatives;

●	the viability of the Company’s operating business model given the COVID-19 pandemic and the resulting current economic conditions.

The Special Committee also considered potential negative factors relating to the Plan of Dissolution, including the uncertainty of the timing and the amount of distributions to stockholders, that stockholders will lose the opportunity to capitalize on potential future business opportunities and possible future growth of the Company’s business and that under applicable law stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation. In addition, the Special Committee considered the other factors described in the section entitled “Risks Factors” in this Proxy Statement, in our 2019 Annual Report and the other documents we file or furnish to the SEC.

The foregoing discussion of the information and positive and negative factors considered and given weight by the Special Committee is not intended to be exhaustive, but includes the principal factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. Rather, the Special Committee made its recommendation based on the totality of the information presented to it and the investigations conducted by it. In addition, each of the members of the Special Committee may have given differing weights to different factors.

The Special Committee reached its unanimous decision to recommend that the Board adopt and approve the Plan of Dissolution and the related documents in light of various factors described above and other factors that each member of the Special Committee believed were appropriate.

In addition to the negative factors considered by the Special Committee, the Board also considered additional negative factors in arriving at its conclusion that the dissolution of the Company is advisable and in the best interests of the Company and its stockholder, including, among others:

●	it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that such stockholder could have received upon sales of its shares of common stock in the open market; and

●	the Board and the Company’s officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of stockholders generally.

Based in part on the Special Committee’s recommendation, the positive and negative factors considered by the Special Committee and the additional factors considered by the Board, the Board unanimously (i) determined that the dissolution of the Company pursuant to the Plan of Dissolution was advisable and in the best interests of the Company and its stockholders; (ii) approved the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby; (iii) directed that the dissolution, the Plan of Dissolution, the associated dissolution documents and the transaction contemplated thereby be submitted to stockholders for their consideration and approval; and (iv) recommended to stockholders that they vote in favor of the Dissolution Proposal.

Evaluation of the Financial Advisor to the Special Committee

On July 29, 2020, Duff & Phelps reviewed with the Special Committee its evaluation of strategic alternatives potentially available to the Company. The evaluation was subject to the assumptions, qualifications, limitations and other matters considered by Duff & Phelps in connection with the preparation thereof.

Duff & Phelps’ evaluation was furnished for the benefit of the Special Committee (in its capacity as such) in connection with the Special Committee’s consideration of strategic alternatives that may be available to the Company, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. Neither Duff & Phelps’ evaluation nor the summary of its evaluation and the related analyses set forth in this proxy statement is intended to be, or constitutes, a recommendation to the Special Committee, the Board or any stockholder of the Company as to how to vote or act with respect to the proposed dissolution or any other transaction or alternative that may be available to the Company.

An evaluation of strategic alternatives is inherently subjective; reasonable professionals or individuals reviewing the same information could reach different conclusions. The decision as to whether to proceed with the proposed dissolution or any other transaction or alternative may depend on an assessment of factors unrelated to the financial analysis and other considerations set forth in Duff & Phelps’ evaluation. The decision regarding whether to proceed with the proposed dissolution or any other transaction or alternative is solely that of the Special Committee and the Board.

The information utilized by Duff & Phelps in preparing its evaluation was obtained from the Special Committee, Company management, public sources and other sources. Duff & Phelps made no representation or warranty, express or implied, as to the accuracy or completeness of such information. Duff & Phelps was under no obligation to, and did not, independently verify such information. Duff & Phelps relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Duff & Phelps, and Duff & Phelps did not assume any liability for any such information.

In connection with its evaluation, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its evaluation included, but were not limited to, the items summarized below:

●	reviewed certain publicly available business and financial information relating to the Company;

●	reviewed certain other business, financial and operating information relating to the Company prepared and provided to Duff & Phelps by the Special Committee and Company management;

●	spoke with the Special Committee and certain members of the management of the Company and its advisors regarding the business and prospects of the Company;

●	reviewed certain financial data for the Company and compared that data with similar data for companies with publicly traded equity securities that Duff & Phelps deemed relevant;

●	reviewed the publicly available financial terms of certain M&A transactions involving target companies that Duff & Phelps deemed relevant; and

●	conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Duff & Phelps did not perform a discounted cash flow analysis of the Company or take into account forward-looking financial information in its selected companies analysis of the Company, because, due to the significant uncertainty caused by the COVID-19 pandemic, Company management did not provide Duff & Phelps with financial projections.

In addition, the credit, financial and stock markets had been experiencing unusual volatility as a result of COVID-19 and other factors. Accordingly, Duff & Phelps expressed no opinion or view as to any potential effects of COVID-19 or the current volatility of the credit, financial and stock markets on the Company.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses with respect to its evaluation of strategic alternatives, Duff & Phelps, with the Company’s consent:

●	relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Special Committee and Company management, and did not independently verify such information;

●	assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expressed no opinion with respect to any such estimates, evaluations, forecasts or projections or the respective assumptions on which they were based;

●	assumed that information supplied and representations made by the Special Committee and Company management were substantially accurate regarding the Company;

●	assumed that there had been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the information made available to Duff & Phelps, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading; and

●	assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the potential transactions relating to the strategic alternatives considered by Duff & Phelps in its evaluation would be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’ evaluation is based prove to be untrue in any material respect, the evaluation cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its evaluation, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the proposed dissolution.

Duff & Phelps prepared its evaluation effective as of the date of such evaluation. Duff & Phelps’ evaluation was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the evaluation, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its evaluation which may come or be brought to the attention of Duff & Phelps after the date of the evaluation.

Duff & Phelps did not evaluate the solvency of the Company or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement of the proposed dissolution. Duff & Phelps’ evaluation should not be construed as a valuation opinion, credit rating, solvency opinion, fairness opinion, an analysis of the Company’s or any other party’s credit worthiness, as tax advice or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

Duff & Phelps was retained by the Special Committee as the exclusive financial advisor to the Special Committee in connection with the possible sale of each of Luby’s Cafeteria and Culinary Contract Services and to provide the Special Committee with an evaluation of strategic alternatives. Pursuant to the terms of its engagement, Duff & Phelps became entitled to a fee of $100,000 on the date it was retained by the Company and $100,000 upon the delivery of its evaluation of strategic alternatives. Duff & Phelps is also entitled to a transaction fee upon the consummation of any sale of Luby’s Cafeteria or any sale of Culinary Contract Services, each of which will be based upon the value of the applicable transaction and contingent upon the consummation of the applicable transaction. The Company has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

Estimated Liquidating Distributions to Stockholders

Amount

We estimate, assuming the sale of our assets pursuant to our monetization strategy, we could make aggregate liquidating distributions to stockholders, including any pre-effective date liquidating distributions, ranging between approximately $92 million to $123 million (approximately $3.00 and $4.00 per share of common stock, respectively), based on 30,752,470 shares of common stock outstanding as of September 2, 2020. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our expenses associated with implementing our monetization strategy liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions.

Calculating the estimated amount of cash distributable to stockholders is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately be true and are not known at this time. We used the following assumptions when calculating the range of estimated distributable value of cash: (1) we file the Certificate of Dissolution and implement the Plan of Dissolution shortly after closing of the sale of all or substantially all of our assets; (2) there are no currently unknown or unanticipated material liabilities, and no such liabilities arise or are identified after the filing of the Certificate of Dissolution (or if the effective date is at a later date, then the effective date); (3) the estimate of the Company’s known, contingent or future liabilities is reasonable and materially accurate; (4) the accounting for our liabilities, including those that are presently unknown, involves estimates that are reasonable and materially accurate; and (5) the number of employees will be reduced substantially as we dispose of our assets in accordance with our monetization strategy and following the effective date.

Further, we made a number of assumptions regarding the future value of the sale of our assets pursuant to our monetization strategy prior to the effective date, including: (1) the sales of our assets may be made in one or more transactions; (2) the Board’s estimate of the transaction-related costs in connection with the sale of our assets pursuant to our monetization strategy is reasonable and materially accurate; (3) the timing and value realized upon sale of any of our assets would not be subject to material delay or other limitations, including as a result of the COVID-19 pandemic; (4) the Board’s estimate as to the impact on the valuation of our assets as a result of the COVID-19 pandemic, including any potential discount applied to the Board’s estimate of realizable proceeds or value that may be obtained upon disposition as a result thereof, is reasonable and materially accurate; and (5) the Board’s estimate of the net proceeds to be received from the sale of our assets pursuant to our monetization strategy is reasonable and materially accurate.

Our estimates of the anticipated distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to stockholders in liquidation are subject to change and outside of our control. The foregoing estimates are qualified by the assumptions set forth above, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes; actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, but if any of such estimates or assumptions are inaccurate, the actual amount we distribute to stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder would not exceed the amount that the stockholder could have received upon sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. While we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion of the sale of our assets pursuant to our monetization strategy, the timing thereof is also subject to numerous risks and uncertainties.

Although there may be more clarity regarding the estimated amounts available for distribution to stockholders at a later date, we are seeking stockholder approval of the Plan of Dissolution now in part because it would allow us to gauge the stockholders’ agreement with the Board’s approach to unlocking stockholder value through effecting the dissolution as opposed to another alternative. Additionally, in accordance with Section 271 of the DGCL, if we enter into a transaction to sell all or substantially all of our assets before the effective date, stockholders would have the opportunity to approve or reject that transaction. If stockholders do not approve the Dissolution Proposal, we will continue our corporate existence and the Board will need to explore alternatives for the Company to maximize value for the stockholders.

For a discussion of risks related to the dissolution and the estimates, assumptions and uncertainties related thereto, stockholders are urged to review the risk factors set forth under the caption “Risk Factors” in this Proxy Statement, in our 2019 Annual Report and the other documents we file with or furnish to the SEC.

Pre-Effective Date Liquidating Distributions

We intend to make one or more pre-effective date liquidating distributions contingent on the successful implementation of our monetization strategy, the repayment of our outstanding indebtedness and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures. The amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making any such distribution, in accordance with Delaware law. The amount and timing of any pre-effective date liquidating distributions will be determined by the Board in its sole discretion. There is no assurance regarding whether or when any pre-effective date liquidating distribution will be made.

Under Delaware law, we may not make a pre-effective date liquidating distribution except (i) out of “surplus,” which is defined as the amount by which our “net assets” (i.e., the amount by which our total assets exceed our total liabilities) exceed our “capital” (i.e., the sum of the aggregate par value of all of shares of common stock issued), or (ii) in the case in which there is insufficient “surplus,” out of our “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, we may not make a pre-effective date liquidating distribution if doing so would render us insolvent (i.e., if our liabilities exceed our assets, or if we are unable to pay our debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making such distribution. Any pre-effective date liquidating distribution will also be conditioned on the prior sale of our assets.

In addition, in light of the fact that the Board has adopted the Plan of Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of our assets that would be available for a pre-effective date liquidating distribution, the Board intends to retain sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Provisions. Accordingly, before making a pre-effective date liquidating distribution, we intend to hold back an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

Post-Effective Date Liquidating Distributions

We intend to make an initial post-effective date liquidating distribution to stockholders on our transfer books as of the effective date as soon as practicable following entry of the Court Order. Under the DGCL, the post-effective date liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by us with respect to known claims. The timing of the initial post-effective date liquidating distribution is subject to many factors outside of our control and, therefore, we are unable to estimate when we would be able to begin making any post-effective date liquidating distribution to stockholders. See “—Dissolution under Delaware Law.”

In the initial post-effective date liquidating distribution, we intend to distribute all of our remaining cash in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to stockholders. The timing and amount of the initial post-effective date liquidating distribution would depend on, among other things, the amount that was paid to stockholders in any pre-effective date liquidating distribution and the actual amount of the reserves that we are required to establish pursuant to the Court Order. We are unable to currently determine the amount of all liabilities and obligations that we will owe, or the amount of the reserve we will be required to establish pursuant to the Court Order. The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. As a result, we anticipate a substantial period of time may transpire between the effective date and any post-effective date liquidating distribution to stockholders.

To the extent that claims for which we have set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, we would make additional post-effective date liquidating distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Board determines is no longer required because the relevant claim has been resolved or satisfied. However, if the Delaware Court of Chancery requires us to reserve an amount for potential liabilities that are not resolved prior to the issuance of the Court Order, stockholders may not receive post-effective date liquidating distribution of any excess reserve amounts for a substantial period of time.

Under Delaware law, in the event we fail to retain sufficient funds to pay the expenses and liabilities actually owed to our creditors, each stockholder could be held liable for the repayment to those creditors who file claims before the end of the winding-up period, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess liability (up to the full amount actually received by such stockholder). However, under the Safe Harbor Procedures, the liability of a stockholder for any claim against us is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution. The Safe Harbor Procedures further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period.

Dissolution under Delaware Law

Generally

Delaware law provides that a corporation may dissolve if deemed advisable and approved by a corporation’s board of directors followed by the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon, or without the approval of the corporation’s board of directors in acting by unanimous stockholder consent in writing. Following such approvals, the dissolution is effected by filing a Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution.

Dissolution ends a corporation’s legal existence. It does not, however, extinguish pending litigation nor prevent the filing of suits against the dissolved corporation. Rather, a dissolved corporation can sue or be sued for up to three years after dissolution, or a longer period as determined by the Delaware Court of Chancery. In fact, Section 278 of the DGCL mandates the continued legal existence of corporations for three years after dissolution, or longer if ordered by the Delaware Court of Chancery, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling corporations gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. The Delaware Court of Chancery may prolong the period of continued corporate life beyond three years if an application is made before the three-year period expires. The time period is also automatically extended by statute for any proceeding commenced prior to dissolution or prior to the end of the three-year period but not completed within the allotted period. As a result, dissolution does not function as a statute of limitations, and actions commenced against a corporation prior to dissolution or during the three-year statutory winding-up period do not abate by reason of dissolution or on the expiration of the winding-up period.

To fulfill the purpose of winding up a dissolved corporation’s affairs, the DGCL offers two alternative pathways: (1) the elective, court-supervised “safe harbor” procedures under Sections 280 and 281(a) of the DGCL; or (2) the unsupervised, “default” procedures under Section 281(b) of the DGCL. The Board expects that it will follow the Safe Harbor Procedures. For a description of those procedures, see below “—Winding-Up Procedures.”

At any time prior to the expiration of the three-year statutory winding-up period following the dissolution of a corporation, or such longer period as may have been directed by the Delaware Court of Chancery pursuant to Section 278 of the DGCL, the corporation may revoke the dissolution if (1) its board of directors adopts a resolution recommending that the dissolution be revoked, (2) the holders of a majority of the shares of stock of the corporation which was outstanding and entitled to vote upon a dissolution at the time of the corporation’s dissolution vote for the resolution to revoke the dissolution, and (3) the corporation files a Certificate of Revocation with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

Winding-Up Procedures

After the effective date, we would exist solely for purposes of prosecuting and defending suits and winding up our affairs. We expect to follow the Safe Harbor Procedures because following such procedures would afford greater protection to our directors and stockholders than the Default Procedures. The provisions of the Safe Harbor Procedures would protect our directors from liability to claimants for failing to make adequate provision for our actual and potential liabilities by providing for judicial determination of the amount and form of reserves to be set aside for pending, contingent or potential future claims and by providing that, in the absence of fraud, the judgment of our directors is conclusive as to the provision made for payment of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us. However, the Plan of Dissolution provides that the Board reserves the right to follow the Default Procedures, which determination the Board will make in its sole discretion.

Safe Harbor Procedures

Following the effective date, we would provide a notice of our dissolution containing the information required by DGCL by certified or registered mail, return receipt requested, to: (1) all persons known to have a claim against us (“known claims”); (2) all persons with claims asserted against us in a pending action, suit or proceeding to which we are a party (“pre-existing litigation claims”); and (3) all persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“contingent contractual claims”). We would also publish such notice at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the office of our last registered agent in Delaware is located and in our principal place of business and at least once in all editions of a daily newspaper with a national circulation.

Any known claim (other than pre-existing litigation claims) is barred if the relevant claimant received actual notice and does not present such claim by the bar date referred to in the notice. Within 90 days following receipt of any known claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), we may reject any known claim (other than pre-existing litigation claims), in whole or in part. Any such known claim is barred if the claimant whose claim is rejected by us does not commence an action, suit or proceeding with respect to the claim within 120 days after we mail the notice of rejection.

We will also give notice of the dissolution to persons with contingent contractual claims. Such notice will be in substantially the same form and sent and published in the same manner discussed above. Within 90 days following receipt of any contingent contractual claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), we must offer the relevant claimant such security as we determine would be sufficient to provide compensation to the claimant if the claim matures. Any security offered with respect to a contingent contractual claim is deemed accepted if the relevant claimant does not reject the security within 120 days after the receipt of such offer of security.

We then would petition the Delaware Court of Chancery to determine the amount and form of reserves that:

●	will be reasonably likely to be sufficient to provide compensation for pre-existing litigation claims and rejected known claims as to which the claimant commenced an action suit or proceeding within 120 days after we mailed the notice of rejection (such claims, together with the pre-existing litigation claims, “litigation claims”);

●	will be sufficient to provide compensation for contingent contractual claims for which offered security is rejected by the applicable claimants; and

●	will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within five years after the effective date or such longer period of time, as the Delaware Court of Chancery may determine, not to exceed ten years after the effective date (“uncertain claims” and, together with the litigation claims and the contingent contractual claims for which offered security is rejected by the applicable claimants, the “petitioned claims”).

Our petition would include the amount and form of reserves the Board believes in good faith is reasonably likely to be sufficient to provide compensation for the claims against the Company. All of the claimants whose claims are the subject of our petition would have an opportunity to appear before the Delaware Court of Chancery and present their positions with respect to such claims.

Upon completion of the adjudication process, the Delaware Court of Chancery would enter the Court Order determining the amount and form of reserves we are required to establish with respect to the petitioned claims. We intend to proceed expeditiously after the effective date to wind up our affairs, settle our liabilities and obtain the Court Order, after which we intend to distribute any available assets to stockholders. We expect the Court Order to be issued within one to two years following the effective date, although there can be no assurance regarding the timing of the Court Order. In order to ensure the maximum protection of the Safe Harbor Procedures, we do not intend to make any liquidating distributions between the effective date and the date when the Court Order is issued, although we reserve the right to do so. There can be no assurance as to the amount that the Delaware Court of Chancery will ultimately determine is required to be held back by us. In our petition to the Court, we will provide our view as to the amount of claims and liabilities that is reasonably likely to be payable by us with respect to the petitioned claims. The Delaware Court of Chancery will then make its own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for the petitioned claims. As a result, we may be required to withhold up the maximum potential amount of each potential claim and liability. Such reserves may exceed the amounts ultimately payable with respect to such contingent liabilities and stockholders may not receive distributions of these excess amounts for a substantial period of time.

After receiving the Court Order, we would:

●	pay known claims that are not rejected by us;

●	post the security offered for contingent contractual claims and not rejected by the claimants;

●	post any security ordered by the Delaware Court of Chancery for other petitioned claims; and

●	pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by us (such claims, “additional uncontested claims”). Under the DGCL, in the absence of actual fraud, the judgment of our directors as to the provision made for payment of additional uncontested claims would be conclusive.

To the extent that our actual liabilities and expenses are less than the amounts required to be held as security pursuant to the Court Order, the excess will be available to be distributed to stockholders in one or more post-dissolution liquidating distributions. Subject to our compliance with the Court Order, all determinations as to the timing, amount and kind of distributions will be made by the Board in its absolute discretion and in accordance with the Plan of Dissolution. However, no assurances can be given either as to the ultimate amounts available for distribution to stockholders or as to the timing of any distributions.

Default Procedures

If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the dissolved corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets, such plan will provide that such claims and obligations will be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. All remaining assets will be distributed to the dissolved corporation’s stockholders.

Liabilities of Stockholders and Directors

Under Section 281(c) of the DGCL, directors of a dissolved corporation that has complied with either the Safe Harbor Procedures or the Default Procedures are not personally liable to the claimants of the dissolved corporation. However, whether directors have “complied” with the relevant procedures may be more open to challenge for corporations wound up under the Default Procedures without the oversight of the Delaware Court of Chancery. To the extent the directors are found not to have complied with the relevant procedures, they would not be afforded the benefit of Section 281(c) of the DGCL.

Regarding stockholders, Section 282 of the DGCL provides a monetary limitation on the liability of stockholders and, if the Safe Harbor Procedures are used, a time limit on such liability. If a corporation complies with the Safe Harbor Procedures or the Default Procedures, stockholder liability is limited to a pro rata share of corporate liability or the amount distributed, whichever is less. In addition, a stockholder will not be liable to creditors of a dissolved corporation in an aggregate amount exceeding the amount of assets distributed to such stockholder. The Safe Harbor Procedures further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period, and thus, stockholders are fully released of all claims not filed prior to that time.

Description of the Plan of Dissolution

The following summary of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Dissolution, which is attached as Annex A to this Proxy Statement. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex A to this Proxy Statement, for a more complete understanding of the Plan of Dissolution.

Approval and Adoption

In order for the Plan of Dissolution to become effective, the Dissolution Proposal must be approved by the affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon. The approval of the Dissolution Proposal by the requisite vote of stockholders will grant full and complete authority to the Board and our officers, without further stockholder action, to proceed with the dissolution pursuant to the Plan of Dissolution in accordance with any applicable provision of Delaware law.

Effective Date of Dissolution

The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution. We expect the Certificate of Dissolution to be filed following the full implementation of our monetization strategy, which may take one or more years to complete, or such other earlier time as the Board determines that the disposition of our remaining assets or a sale of the Company is unlikely to maximize the value that can be returned to stockholders from our monetization strategy. Under the Plan of Dissolution, the timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different.

Notwithstanding stockholder approval of the Dissolution Proposal and prior to the effective date, we intend to continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value and in accordance with our monetization strategy. If the Board determines that any such alternative would be advisable and in the best interests of the Company and its stockholders, it may abandon the dissolution and the Plan of Dissolution without further action by stockholders in accordance with Delaware law.

The timing and success of our monetization strategy is subject to numerous risks and uncertainties, including, without limitation, the risk factors set forth under the caption “Risk Factors” of this Proxy Statement, in the 2019 Annual Report and other documents we file with the SEC.

Liquidation and Dissolution Period

The Plan of Dissolution contemplates that the Board may elect to comply with either the Safe Harbor Procedures or the Default Procedures. The Board expects that it will follow the Safe Harbor Procedures. For a description of those procedures, see “—Dissolution under Delaware Law—Winding-Up Procedures” above. After the effective date, the Board intends to take the steps set forth below at such times as the Board, in its absolute discretion and in accordance with Delaware law, deems necessary, appropriate or advisable for us to maximize the value of our assets upon liquidation:

●	the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate our corporate existence, including any filings with or notices to the SEC, the NYSE and any other relevant regulatory authority;

●	the cessation of all of our business activities and the withdrawal from any jurisdiction in which we are qualified to do business, except as necessary to preserve the value of our assets, wind up our business affairs and distribute our assets;

●	the negotiation and consummation of sales of all of the our assets and properties, including the assumption by any purchaser of any or all of our liabilities;

●	the giving of notice of the dissolution to all persons having a claim against us and the rejection of any such claims;

●	the offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount we determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer;

●	the petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are the subject of pending litigation against the Company, and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery);

●	the payment, or the making of adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution;

●	the posting of all security offered and not rejected and all security ordered by the Delaware Court of Chancery; and

●	the distribution of the remaining funds and the distribution of remaining unsold assets, if any, to its stockholders.

Authority of Officers and Directors

After the effective date, we expect that the Board and some of our officers will continue in their positions for the purpose of winding up our business and affairs. The Board may appoint new officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees and independent contractors above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the Dissolution Proposal will constitute approval by stockholders of any such compensation.

The approval of the Dissolution Proposal also will authorize, without further stockholder action, the Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind that the Board deems necessary, appropriate or advisable to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Sale of All or Substantially All of Assets

After the effective date, the Plan of Dissolution gives the Board the authority to sell or otherwise dispose of all or substantially all of our assets without further stockholder approval. The Plan of Dissolution does not specify the manner or timing in which we may sell or otherwise dispose of our assets and any such sales or other dispositions will be made on such terms and at such time as the Board may determine to be advisable and in the best interests of the Company and its stockholders. Approval of the Dissolution Proposal at the Special Meeting will constitute stockholder approval of any such sales or dispositions. After the effective date, under the DGCL, we will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or dispositions of assets approved by the Board. In addition, the Plan of Dissolutions provides that we will not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of our assets in connection with the dissolution.

The Plan of Dissolution is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. In the event that our plans change, and we engage in a transaction identified in Rule 13e-3 with an affiliate, we would comply with the requirements of Rule 13e-3, including filing a Schedule 13e-3.

Professional Fees and Expenses

It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms for our legal fees and expenses, including, among other things, to cover any costs payable pursuant to the indemnification of our directors and officers provided by the Company pursuant to the Amended Charter and Bylaws, the DGCL or otherwise.

In addition, in connection with and for the purpose of implementing and ensuring completion of the Plan of Dissolution, we may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our assets and the implementation of the Plan of Dissolution.

Liquidating Trust

Under the Plan of Dissolution, the Board may, but is not required to, establish a liquidating trust and distribute assets of the Company to the liquidating trust. The Board may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board determines that it would not be advisable and in the best interests of the Company, its creditors and its stockholders for such assets to be distributed directly to stockholders at such time. If all of our assets are not sold or distributed prior to the third anniversary of the effective date, we would expect either to seek an extension of the three-year winding-up period from the Delaware Court of Chancery or to transfer in final distribution such remaining assets to a liquidating trust. The Board may also elect in its discretion, as applicable, to transfer the reserves, if any, or any portion thereof, to such a liquidating trust. We do not intend to transfer any of our assets to a liquidating trust prior to the issuance of the Court Order and until after we have reduced our remaining assets to cash and distributed substantially all of its assets.

The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the liquidating trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserves transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Dissolution authorizes the Board to select one or more trustees and to enter into a liquidating trust agreement with such trustee or trustees in the form and substance determined by the Board. It is anticipated that the Board would select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our creditors and stockholders.

The trust would be evidenced by a trust agreement between the Company and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of shares of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests.

Liquidating Distributions

Liquidating distributions, in cash or in kind, may be made from time to time to the holders of record of shares of common stock outstanding at the close of business on the effective date, pro rata in accordance with the respective number of shares then held of record; provided that, in the opinion of the Board, provision has been made for the payment of the obligations of the Company to the extent required by law. All determinations as to the time for and the amount and kind of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. The Plan of Dissolution provides that distributions made pursuant to the Plan of Dissolution shall be treated as made in complete liquidation of the Company within the meaning of the Code and the U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”).

Amendment, Modification or Revocation

Once the dissolution of the Company becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Dissolution, as the blueprint for the liquidation of the Company following its dissolution, is subject to amendment or modification by the Board without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Company and its stockholders and stockholder approval is not required under the federal securities laws. The Board may determine, in its sole discretion, to submit any amendment or modification to the stockholders for approval.

If for any reason the Board determines after the effective date that revocation of the dissolution would be advisable and in the best interests of the Company and its stockholders, the Board may, in its sole discretion, at any time before the cessation of our corporate existence, adopt a resolution recommending that the dissolution be revoked and directing that the question of the revocation of our dissolution be submitted to the stockholders for approval. If the holders of a majority of the shares of common stock outstanding and entitled to vote upon a dissolution at the time of the Company’s dissolution approve the revocation of the dissolution, we would, among other things, file a Certificate of Revocation with the Delaware Secretary of State, which would become effective upon filing. The Plan of Dissolution would be void upon the effective date of any such revocation.

Cancellation of Stock and Stock Certificates

We will close our stock transfer books and no longer permit transfers of any shares of common stock after the effective date, except by will, intestate succession or operation of law, and the common stock and any stock certificates evidencing common stock will be treated as no longer being outstanding. Upon the final liquidating distribution of all of the remaining assets to stockholders, all of the outstanding shares of common stock will be cancelled. As a condition to receipt of any liquidating distribution to any holder of shares of common stock represented by a certificate, the Board, in its absolute discretion, may require such holder to (1) surrender its certificates evidencing common stock to the Company or its agents for recording of such distributions thereon or (2) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of its certificates evidencing the common stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. As a condition to receipt of any distribution to any holder of common stock that is not represented by a certificate, the Board may require such holder to provide such evidence of ownership of common stock as the Company may require.

Liquidation under Code Sections 331 and 336 and Filing of Tax Forms

It is intended that the Plan of Dissolution constitute a plan of complete liquidation of the Company within the meaning of Sections 331 and 336 of the Code. The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations, including, without limitation, the making of any elections thereunder, if applicable.

The Plan of Dissolution authorizes our officers to make such elections for tax purposes as are deemed necessary or appropriate. The Plan of Dissolution directs us to file an appropriate statement of corporate dissolution with the U.S. Internal Revenue Service (the “IRS”), to notify all jurisdictions of any withdrawals related to qualification to do business, to file final tax returns and reports, as required, and to file the proper IRS forms related to the reporting of liquidating distributions to stockholders.

Absence of Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

Abandoned Property

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing capital stock as required under the Plan of Dissolution or for any other reason, the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made by us, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

Interests of Directors and Executive Officers in Approval of the Dissolution

Our directors and executive officers may have interests in the approval of the Dissolution Proposal that are different from, or are in addition to, the interests of stockholders generally. These potential interests include the payment of equity awards under the Company’s stock plans, the payment of severance compensation to certain of our executive officers and our continuing indemnification obligations to our directors and officers. The Board was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution.

Stock Ownership and Equity Awards

Our directors and executive officers own, as of       , 2020, an aggregate of                    shares of common stock, including                      unvested shares underlying equity awards pursuant to the Company’s stock plans. In connection with any liquidating distributions, our directors and executive officers will be entitled to the same pro rata cash distributions as stockholders based on their ownership of shares of common stock.

The table below sets forth the shares of common stock, including unvested shares underlying equity awards granted under our stock plans, held by members of the Board and executive officers of the Company, as of                      , 2020.

Name of Executive Officer or Director	Number of Shares
Gerald W. Bodzy
Benjamin T. Coutee
Twila Day
Steven Goodweather
Jill Griffin
Frank Markantonis
Joe C. McKinney
Gasper Mir, III
John Morlock
Christopher J. Pappas
Randolph C. Read
Philip J. Rider
Total

See “—Payment of Equity Awards under Our Stock Plans” below for additional information regarding our stock plans and “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the beneficial ownership of common stock by our directors, executive officers and other stockholders.

Retention Awards

In August 2020, the Board, upon the recommendation of the Compensation Committee of the Board, approved a severance agreement and a bonus opportunity agreement, pursuant to which certain executive officers and certain other senior level employees (the “key employees”) will receive separation payments upon the occurrence of certain events and will be eligible to receive both a cash and a restricted stock award bonus (collectively, the “retention awards”). The retention awards were designed to retain the key employees in their roles with us and to carry out the sale of our assets pursuant to our monetization strategy and implement the Plan of Dissolution. Christopher J. Pappas, President and Chief Executive Officer of the Company, did not receive a retention award.

Pursuant to the severance agreements, each recipient is eligible to receive a separation payment, based on a percentage of such recipient’s current annual base salary, if such recipient is terminated without cause, resigns for good reason, or is not hired by a successor or buyer of our assets. The table below set forth the separation payment amount for the following executive officers:

Name	Separation Payment Amount (percentage of annual base salary)	Base Salary
Benjamin T. Coutee Chief Operating Officer	100.0%	$283,000
Steven Goodweather Chief Financial Officer and Treasurer	100.0%	$215,000
Philip J. Rider Chief Accounting Officer and Controller	83.3%	$205,000

The bonus opportunity for the key employees is designed to incentivize each recipient to complete the sale of our operations and assets. Each recipient is eligible to earn the target bonus amount, consisting of both a cash bonus and a portion of a restricted stock award granted under the Employee Incentive Stock Plan. The restricted stock to be granted to each recipient was issued upon entering into the bonus opportunity agreement and is subject to being both earned upon the occurrence of a triggering event (as defined below) and vesting. Upon the closing of the contemplated sales of each of: (1) our Fuddruckers brand; (2) our Culinary Contract Services brand; and (3) at least 30 of our Luby’s cafeterias (each, a “triggering event”), each recipient will receive the cash portion of the bonus and will earn a portion of the restricted stock granted to such recipient, subject to time-based vesting conditions. The following table sets forth the target bonus amounts per triggering event for the following executive officers:

	Per Triggering Event Target Bonus Amount		Maximum Target Bonus Amount
Name	Cash	Earned Shares of Restricted Stock	Cash	Earned Shares of Restricted Stock
Benjamin T. Coutee Chief Operating Officer	$15,000	10,000	$45,000	30,000
Steven Goodweather Chief Financial Officer and Treasurer	$12,500	8,000	$37,500	24,000
Philip J.Rider Chief Accounting Officer and Controller	$12,500	8,000	$37,500	24,000

Payment of Equity Awards under Our Stock Plans

Luby’s Incentive Stock Plan

Under the Employee Stock Plan, in the event of a “change of control” (as defined in the Employee Stock Plan), the Board may, it is discretion, take any of the following actions as a result of, or in anticipation of, any such change of change of control, which actions may vary among individual holders and which may vary among awards outstanding under the Employee Stock Plan: (i) remove any applicable forfeiture restrictions on any award; (ii) accelerate the vesting of, or the time at which the restrictions will lapse, to a specific date, before or after such change of control; (iii) require mandatory surrender to the Company by selected holders of some or all of the outstanding awards held by such holders as of a specific date, before or after such change of control, on which event the Board will cancel such awards and pay to each such holder an amount of cash per share equal to the “change of control price” (as defined in the Employee Stock Plan); or (iv) make adjustments to outstanding awards as the Board deems appropriate to reflect such a change of control.

A “change of control” under the Employee Stock Plan occurs when, among other events, the Company sells, leases, exchanges or otherwise transfers (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (except such a transfer to a corporation which is wholly owned, directly or indirectly, by the Company), or the complete liquidation of the Company.

Pursuant to the Employee Stock Plan, the “change of control price” equals the amount determined in the following clauses (1), (2), (3), (4) or (5), whichever is applicable: (1) the per share price offered to holders of common stock in any merger or consolidation; (2) the per share value of the common stock immediately before the change of control without regard to assets sold in the change of control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets; (3) the amount distributed per share in a dissolution transaction; (4) the price per share offered to holders of common stock in any tender offer or exchange offer whereby a change of control takes place; or (5) if such change of control occurs other than pursuant to a transaction described in clauses (1), (2), (3), or (4) above, the fair market value per share of the common stock that may otherwise be obtained with respect to such awards, as determined by the Board as of the date determined by the Board to be the date of cancellation and surrender of such awards. In the event that the consideration offered to stockholders of the Company in any transaction described in any change of control consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

Luby’s, Inc. Second Amended and Restated Nonemployee Director Stock Plan

Under the Nonemployee Stock Plan, upon the occurrence of a “change of control” (as defined in the Nonemployee Stock Plan), any and all outstanding options will become immediately vested and exercisable and any and all stock certificates representing shares of common stock awarded to a nonemployee directors as restricted stock will be transferred to such nonemployee director.

A “change of control” under the Nonemployee Stock Plan occurs when, among other events, the stockholders of the Company approve and the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the Company liquidates or dissolves.

Luby’s, Inc. Amended and Restated Nonemployee Director Phantom Stock Plan

Under the Nonemployee Phantom Stock Plan, if a director who holds shares of phantom stock granted ceases to be a director of the Company, the shares of phantom stock held by such director are converted into an equivalent number of shares of common stock.

Indemnification and Insurance

Pursuant to the Plan of Dissolution, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, the Amended Charter, the Bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

Reporting Requirements; Delisting and Lack of Market for Trading

Whether or not the Dissolution Proposal is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. If stockholders approve the Dissolution Proposal, in order to curtail expenses, we intend, on or about the effective date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. The SEC may not grant us the requested relief. If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, including legal and accounting expenses, which will reduce the cash available for distribution to stockholders.

If the Dissolution Proposal is approved by stockholders, while we are implementing our monetization strategy and prior to the filing of the Certificate of Dissolution, we intend to maintain the listing of the common stock on the NYSE. In order for the common stock to be eligible for continued listing on the NYSE, we must, among other things, continue to meet the minimum listing standards of the NYSE. There can be no assurances that we will be able to maintain the listing of the common stock on the NYSE. If the NYSE were to proceed with delisting the common stock prior to the filing of the Certificate of Dissolution, we expect that the common stock would trade in the over-the-counter markets, however, there can be no assurance the common stock will be listed on any over-the-counter market.

We anticipate that, upon the filing of the Certificate of Dissolution, trading in shares of common stock will be suspended on the NYSE, and the shares will thereafter be delisted. Under NYSE rules, the NYSE has discretionary authority to suspend or terminate the listing of a company that has authorized a liquidation and the company is committed to proceed, even if the shares of common stock otherwise meet all enumerated criteria for continued listing on the NYSE. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution, and the anticipated effective date, if different.

In addition, we will close our stock transfer books and discontinue recording transfers on the effective date. Thereafter, record holders of shares of common stock generally will be prohibited from transferring record ownership of their shares following the effective date, except by will, intestate succession or operation of law. We will, however, request that, following the effective date, The Depository Trust Company (“DTC”), as a record holder of shares of common stock through its nominee, Cede & Co., maintain records representing the right to receive any post-dissolution liquidating distributions in accordance with the Plan of Dissolution, including any transfers of such rights. Consequently, we expect that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s shares of common stock are not held by a DTC participant as of the effective date, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

After the delisting from the NYSE, brokers may make a market for interests in the common stock representing the right to receive any post-dissolution liquidating distributions in the “over-the-counter” market. There is no assurance that such market will arise or, if one does arise, for how long it will be maintained or how actively such interests in the common stock will trade. Both trading prices and volumes in any such “over-the-counter” market could be volatile and erratic.

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. Even if transferable, any such interests are not expected to be listed on a national securities exchange or quoted through the NYSE, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Regulatory Approvals

Except for the filings required under the DGCL and the rules and regulations of the SEC and the Code, we are not aware of any United States federal or state regulatory requirements to be complied with or approvals to be obtained in connection with the dissolution pursuant to the Plan of Dissolution.

Material U.S. Federal Income Tax Consequences of the Proposed Dissolution

The following discussion is a summary of the material U.S. federal income tax consequences of the dissolution to U.S. Holders and Non-U.S. Holders (each as defined below), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, the Treasury Regulations judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to U.S. Holders and Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	persons who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Dissolution to the Company

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. In accordance with such treatment, each stockholder will be treated as receiving its portion of such distributions in exchange for its shares of our common stock. If a stockholder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the holder.

If we distribute any property other than cash pursuant to the Plan of Dissolution to the stockholders (or to a liquidating trust in connection with the dissolution), we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, the Company may be subject to U.S. federal income tax on a distribution of property (other than cash), which may reduce the amount of cash available to distribute to stockholders. If any property distributed by us is subject to a liability or if a stockholder assumes a liability of the Company in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. After the close of the taxable year during which a liquidating distribution was made, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by us on the distribution might change.

Until all of our remaining assets have been distributed to stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income.

Notwithstanding our position that the distributions made pursuant to the Plan of Dissolution will be treated as a series of distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if the dissolution is abandoned or revoked, these distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain.

U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock. As a result of the dissolution, a U.S. Holder generally will recognize gain or loss equal to the difference between (a) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the U.S. Holder (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the U.S. Holder or to which the distributed property is subject, and (b) the U.S Holder’s adjusted tax basis in the shares of the common stock. If a U.S. Holder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis in their shares, or block of shares, of the common stock before recognizing any gain or loss. If we make more than one liquidating distribution, a U.S. Holder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust) allocated to a share, or block of shares, of common stock exceed the U.S. Holder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from us has been received. Gain or loss recognized by a U.S. Holder will be capital gain or loss, and will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations.

If we make a distribution of property other than cash to U.S. Holders, the U.S Holder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. If the IRS challenges our valuation of property, the amount of gain or loss recognized by U.S. Holders might change. Distributions of property other than cash to the U.S. Holders could result in tax liability exceeding the amount of cash received, requiring the U.S. Holder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to Non-U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distribution allocable to a block of shares of our common stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We have not made a determination of whether we are a USRPHC. Because the determination of whether we are a USRPHC depends on the relative fair market values of our assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the distribution will not be subject to U.S. federal income tax so long as our common stock continues to be regularly traded on an established securities market and a Non-U.S. Holder does not actually or constructively own at any time during the shorter of the five-year period ending on the date of the distribution or the Non-U.S. Holder’s holding period for the common stock, more than 5% of our common stock. After we file our Certificate of Dissolution with the Delaware Secretary of State, our common stock will be delisted from the NYSE, likely causing us to no longer be treated as regularly traded on an established securities market for purposes of this analysis. If our common stock ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the relevant distribution occurred, or if a Non-U.S. Holder actually or constructively owns more than 5% of our common stock during the relevant holding period, then such Non-U.S. Holders generally would be subject to U.S. federal income tax on gain arising from the disposition of our common stock in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code, and a 15% withholding tax would apply to the gross proceeds from the disposition of our common stock by such Non-U.S. Holders.

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the dissolution to it.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

●	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	the holder furnishes an incorrect taxpayer identification number;

●	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

A distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable and in the best interests of the Company and its stockholders. Under applicable Treasury Regulations, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust. The transfer of assets by us to a liquidating trust will be treated as a distribution in liquidation of the stockholders’ shares of common stock. If we have made any liquidating distributions prior to transferring assets to a liquidating trust, the transfer of assets will be considered the final distribution to the stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time we transfer assets to the liquidating trust equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those described above.

The liquidating trust will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust. As owners of the trust, the stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust, whether or not they receive any actual distributions from the liquidating trust. The stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Accounting Treatment

If the Dissolution Proposal is approved by stockholders, the Company will change its basis of accounting to the liquidation basis of accounting effective on the date stockholders approve the Dissolution Proposal. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting periods ending after the Dissolution Proposal is approved by stockholders, the Company will prepare a statement of net assets in liquidation, which will summarize the liquidation value per outstanding share of common stock and a statement of changes in net assets in liquidation, which will present the changes during the period in net assets available for distribution to investors and other claimants during the liquidation. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates historically recorded under the going concern basis of U.S. generally accepted accounting principles in our annual or interim financial statements.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Dissolution Proposal. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Dissolution Proposal and will have the same effect as a vote against the Dissolution Proposal.

If stockholders do not approve the Dissolution Proposal, we will continue our corporate existence, and the Board will need to explore alternatives to maximize value for stockholders.

THE Board recommends THAT YOU vote FOR the approvAL OF the Liquidation AND dissolution OF THE COMPANY PURSUANT TO A Plan of DISSOLUTION.

PROPOSAL 2:
RATIFICATION OF THE RIGHTS AGREEMENT

Overview

The Board is submitting for stockholder ratification a proposal to ratify the adoption by the Board of the Rights Agreement. Stockholder ratification of the Rights Agreement is not required by applicable law, or by the Amended Charter, Bylaws or other governing documents. Nonetheless, the Board has determined to request stockholder ratification of the adoption of the Rights Agreement to determine the viewpoint of stockholders as to the advisability of the Rights Agreement and as a matter of good corporate governance.

The Board initially adopted the Rights Agreement in February 2018 to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group could gain control of the Company through open market purchases or other private transactions without appropriately compensating all of the Company’s stockholders for such control.

On February 15, 2018, the Board declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock to stockholders of record at the close of business on February 28, 2018 (the “Rights Agreement Record Date”). Each Right entitles its holder, under the circumstances described below, to purchase from the Company one half of a share of common stock. The purchase price for each whole share of common stock pursuant to the exercise of a Right is initially $12.00 (equivalent to $6.00 for each half of a share of common stock), subject to adjustment. The Rights Agreement was initially set to expire on February 15, 2019, but was subsequently amended on February 11, 2019 to extend the expiration date to February 15, 2020 and on February 14, 2020 to extend the expiration time to February 15, 2021. The Rights Agreement will expire automatically at the close of business on February 15, 2021, unless the Rights are exercised, exchanged, amended or redeemed prior to such date. The Company’s financial condition, operations and earnings per share were not be affected by the adoption of the Rights Agreement.

In connection with the Company’s announcement of an extension of the expiration date of the Rights Agreement in January 2020, the Board disclosed its intent to submit the Rights Agreement to a vote at a meeting of the Company’s stockholders.

Summary of the Rights Agreement

The following summary of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a conformed copy of which is attached as Annex B to this Proxy Statement. You should carefully read this entire Proxy Statement, including the conformed copy of the Rights Agreement attached as Annex B to this Proxy Statement, for a more complete understanding of the Rights Agreement.

The Rights

The Board authorized the issuance of a Right with respect to each outstanding share of common stock on February 28, 2018. Initially, the Rights are associated with the common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Rights Agreement by reference, and are transferable with and only with the underlying shares of common stock. New Rights will attach to any shares of common stock that become outstanding after the Rights Agreement Record Date and prior to the earlier of the distribution time (as defined below) and the expiration time (as described below).

Separation and Distribution of Rights; Exercisability

Subject to certain exceptions, the Rights become exercisable and trade separately from the common stock only upon the “distribution time,” which occurs upon the earlier of:

●	the close of business on the tenth day after the first date (the “stock acquisition date”) of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right or obligation to acquire, beneficial ownership of 10% or more of the outstanding shares of common stock, including in the form of synthetic ownership through derivative positions, (any such person or group of affiliated or associated persons being referred to herein as an “acquiring person”); and

●	the close of business on the tenth business day, or a later date if determined by the Board prior to such time as any person or group becomes an acquiring person, following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

An acquiring person does not include:

●	the Company;

●	any subsidiary of the Company;

●	any employee benefit plan of the Company or of any subsidiary of the Company;

●	any person organized, appointed or established by the Company for or pursuant to the terms of any such plan; or

●	any person who or which, as of immediately prior to the first public announcement of the adoption of the Rights Agreement, beneficially owned 10% or more of the outstanding shares of common stock, including in the form of synthetic ownership through derivative positions. Notwithstanding the foregoing, such person would be an “acquiring person” if such person, at any time after the first public announcement of the adoption of the Rights Agreement, beneficially owns any shares of common stock (with certain exceptions) in addition to the shares of common stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the Rights Agreement.

In addition, Harris J. Pappas, Christopher J. Pappas and their respective spouses, descendants, personal estate representatives, affiliates or associates (collectively, the “Exempt Persons”) will not be acquiring persons provided that all of the Exempt Persons do not beneficially own, in the aggregate, more than 35.5% of the shares of common stock then outstanding. Also, if the Board determines in good faith that a person who would otherwise be an acquiring person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution time, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the Rights associated with those shares.

As soon as practicable after the distribution time, separate Rights certificates will be mailed to holders of record of common stock as of the close of business at the distribution time. From and after the distribution time, the separate Rights certificates alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of common stock issued prior to the distribution time will be issued with Rights.

The Rights are not exercisable until the distribution time.

Expiration Time

Unless earlier redeemed or exchanged by the Company as described below, the Rights will expire at the close of business on February 15, 2021.

Flip-in Event

In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a Right, other than any acquiring person and certain related parties, whose Rights automatically become null and void, will have the right to receive, upon exercise, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Rights may not be exercised following a flip-in event while the Company has the ability to cause the Rights to be redeemed, as further described below.

For example, at an exercise price of $6.00 per Right (equivalent to $12.00 for each whole share of common stock), each Right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $24.00 worth of common stock (or other consideration, as noted above) for $12.00. Assuming that common stock had a per share value of $4.00 at that time, the holder of each valid Right would be entitled to purchase six shares of common stock for $12.00.

Flip-over Event

In the event that, at any time following the stock acquisition date, any of the following occurs (each, a “flip-over event”):

●	the Company consolidates with or merges with and into any other entity and the Company is not the continuing or surviving corporation;

●	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

●	the Company sells or otherwise transfers, in one transaction or a series of related transactions, more than 50% of the assets, cash flow or earning power of the Company and its subsidiaries, taken as a whole, each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Anti-dilution Adjustments

The exercise price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, common stock;

●	if holders of common stock are granted certain rights, options or warrants to subscribe for common stock or convertible securities at less than the current market price of common stock; or

●	upon the distribution to holders of common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of common stock will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of common stock on the last trading day prior to the date of exercise.

Redemption; Exchange

In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by the Board) at any time until ten days following the stock acquisition date. Immediately upon the action of the Board authorizing any redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of common stock, the Company may exchange the Rights (other than Rights which previously have been voided as described above), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

No Rights as Stockholder

Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement

The Company and the rights agent may, from time to time, amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the Rights (other than the acquiring person, any affiliate or associate thereof or any transferee of the acquiring person or any affiliate or associate thereof).

Required Vote

The affirmative vote of the holders of a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote thereon is required to ratify the Rights Agreement.

Stockholder ratification of the Rights Agreement is not required by applicable law, or by the Amended Charter, Bylaws or other governing documents. However, the Board has determined to request stockholder ratification of the adoption of the Rights Agreement to determine the viewpoint of stockholders as to the advisability of the Rights Agreement and as a matter of good corporate governance. If the stockholders do not ratify the adoption of the Rights Agreement, the Board currently intends to terminate the Rights Agreement, but will consider whether to allow Rights Agreement to continue in its current form, to amend one or more of provisions of the Rights Agreement or to allow the Rights Agreement to expire by its terms. In weighing such alternatives, the Board will likely take into account a number of factors, including the nature of stockholders’ objections to the Rights Agreement (to the extent discernable), the then current market conditions, whether the Board believes there is a need to defend the ability of its stockholders to fairly and equally participate in a potential change-of-control transaction, whether a majority of disinterested stockholders (excluding Exempt Persons) ratified the Rights Agreement, and whether the Board believes that, despite the failure of stockholders to ratify the Rights Agreement, in the exercise of its fiduciary duties, it is advisable and in the best interests of the Company and its stockholders to continue the Rights Agreement.

Although the Board will carefully consider the stockholders’ vote as expressed at the Special Meeting, because the Board owes fiduciary duties to all stockholders, it must make an independent decision in the exercise of its fiduciary duties whether it is advisable and in the best interests of the Company and all of its stockholders to terminate the Rights Agreement, and may not rely solely on the stockholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Rights Agreement in place, with or without amending one or more of its provisions, notwithstanding the failure of stockholders to ratify its adoption. Likewise, even if stockholders ratify the adoption of the Rights Agreement, the Board may, at any time during the term of the Rights Agreement, determine, in the exercise of its fiduciary duties, that the Rights Agreement should be terminated or amended. If the Board terminates the Rights Agreement, the Board may decide in the future that its fiduciary duties require it to enter into another stockholder rights.

The Board recommends that you vote FOR the Ratification of the rights agreement.

PROPOSAL 3:
APPROVAL OF PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS

Overview

The Board is submitting for stockholder approval the Board Size Amendment, which, if approved, would amend the Amended Charter to reduce the minimum and maximum number of directors.

Currently, the Amended Charter provides that the business and affairs of the Company shall be managed by a board of directors, which shall consist of not less than nine nor more than 15 persons. The Board previously submitted the Board Size Amendment for stockholder approval at the Company’s 2020 annual meeting, which was not approved by stockholders.

On the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously declared advisable and approved, subject to approval by stockholders, the Board Size Amendment. The Board Size Amendment is the result of the Board’s ongoing review of its corporate governance principles. This proposed amendment would allow the Board to adjust its size consistent with the changing needs of the Company. The Board has considered the appropriate makeup and number of directors to properly represent stockholders and manage the business and affairs of the Company and have determined that it is advisable and in the best interests of the Company and all of its stockholders to reduce the minimum and maximum limits pursuant to the Board Size Amendment. Furthermore, a reduction in the size of the Board will limit administrative costs as the Company implements the Plan of Dissolution.

Approval of the Board Size Amendment is not conditioned on approval or disapproval of the Written Consent Amendment described in Proposal 4 or any other proposal, which means that the effects of approval or disapproval of the Board Size Amendment are not effected by approval or disapproval of the Written Consent Amendment or any other proposal.

Summary of the Board Size Amendment

The following summary of the Board Size Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Size Amendment, which is attached as Annex C to this Proxy Statement. You should carefully read this entire Proxy Statement, including the Board Size Amendment attached as Annex C to this Proxy Statement, for a more complete understanding of the Board Size Amendment.

The Board Size Amendment that is proposed to be included in the Amended Charter provides for the reduction of the minimum and maximum number of directors from not less than nine nor more than 15 to not less than five nor more than 13. Additionally, the Board Size Amendment removes language related to the phaseout of our previously classified board, which has been rendered moot by the completion of the phaseout.

Required Vote

The affirmative vote of the holders of at least 80% of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Board Size Amendment. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Board Size Amendment and will have the same effect as a vote against the Board Size Amendment.

If the Board Size Amendment is approved by stockholders, we will promptly file with the Delaware Secretary of State a Certificate of Amendment setting forth the Board Size Amendment, which Certificate of Amendment will also include the Written Consent Amendment if Proposal 4 is approved by stockholders. The Board Size Amendment will be effective upon such filing. The Board Size Amendment would not shorten the term of any director in the event the size of the Board is reduced below its current size. If the Board Size Amendment is not approved by the requisite vote, the Board Size Amendment will not be implemented and the current minimum and maximum number of directors will apply.

If the Board Size Amendment is approved by stockholders, the Board will approve a corresponding amendment to the Bylaws that would also reduce the minimum and maximum number of directors thereunder.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE MINIMUM AND MAXIMUM NUMBER OF DIRECTORS.

PROPOSAL 4:
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO Allow STOCKHOLDERS TO ACT
BY WRITTEN CONSENT

Overview

The Board is submitting for stockholder approval the Written Consent Amendment, which, if approved, would amend the Amended Charter to allow stockholders to act by written consent.

Currently, Article THIRTEENTH of the Amended Charter prohibits stockholder action by written consent. Under the provisions of Section 228 of the DGCL, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise specified in the certificate of incorporation. If the Written Consent Amendment is approved by stockholders, upon implementation, stockholders would be permitted to take action by written consent in accordance with Section 228 of the DGCL.

Approval of the Written Consent Amendment is not conditioned on approval or disapproval of the Board Size Amendment described in Proposal 3 or any other proposal, which means that the effects of approval or disapproval of the Written Consent Amendment are not effected by approval or disapproval of the Board Size Amendment or any other proposal.

The Written Consent Amendment

The following summary of the Written Consent Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Written Consent Amendment, which is attached as Annex D to this Proxy Statement. You should carefully read this entire Proxy Statement, including the Written Consent Amendment attached as Annex D to this Proxy Statement, for a more complete understanding of the Board Size Amendment.

After careful consideration, the Board declared advisable and approved the Written Consent Amendment. The Written Consent Amendment will allow the Company, in situations where approval by stockholders is required, to take prompt action by obtaining the requisite stockholder consent in writing, without the delay and expense of convening a stockholder meeting for the purpose of approving the action. The Board believes that in such cases where stockholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the stockholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions, including, if approved, implementing the Plan of Dissolution.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock outstanding as of the record date and entitled to vote thereon is required to approve the Written Consent Amendment. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on the Written Consent Amendment and will have the same effect as a vote against the Written Consent Amendment.

If the Written Consent Amendment is approved by stockholders, we will promptly file with the Delaware Secretary of State a Certificate of Amendment, setting forth the Written Consent Amendment, which Certificate of Amendment will also include the Board Size Amendment if Proposal 3 is approved by stockholders. The Written Consent Amendment will be effective upon such filing. If the Written Consent Amendment is not approved by the requisite vote, the Written Consent Amendment will not be implemented and the current prohibition on stockholder action by written consent will remain.

If the Written Consent Amendment is approved by stockholders, the Board may approve an amendment to the Bylaws that would establish procedures for acting by written consent pursuant to new Article THIRTEENTH.

The Board recommends that you vote FOR the proposed amendment to the Amended and Restated Certificate of Incorporation to allow stockholders to act by written consent.

PROPOSAL 5:
APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE

Overview

The Board is submitting for stockholder approval the Adjournment Proposal, which will give the Board authority to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Dissolution Proposal or in the absence of a quorum. If stockholders approve the Adjournment Proposal, the Special Meeting could be adjourned by the Board to any date and the Company could use the additional time to solicit additional proxies, including soliciting proxies from stockholders who have previously voted. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholder who have already submitted their proxies will be able to revoke them at any time before their use.

The Company does not intend to call a vote on the adjournment proposal if the Dissolution Proposal is approved at the Special Meeting.

Required Vote

The affirmative vote of the holders of a majority of the votes cast by the shares of common stock present in person or represented by proxy and entitled to vote thereon is required to approve the Adjournment Proposal.

The Board recommends that you vote FOR the approval of the adjournment of the special meeting, if necessary or appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Executive Officers and Directors

The following table sets forth information regarding the beneficial ownership of common stock as of August 26, 2020, for each of the Company’s named executive officers, directors and all executive officers and directors as a group.

Name(1)	Shares Beneficially Owned(1)	Percent of Outstanding(2)
Gerald W. Bodzy(3)	214,510	*
Benjamin T. Coutee(4)	250,730	*
Twila Day(5)	93,306	*
K. Scott Gray(6) (former officer)	408,748	1.31%
Jill Griffin(7)	120,000	*
Steven Goodweather(8)	82,386	*
Frank Markantonis(9)	294,954	*
Joe C. McKinney(10)	296,970	*
Gasper Mir, III(11)	259,371	*
John Morlock(12)	11,498	*
Christopher J. Pappas(13)	5,624,539	18.06%
Randolph C. Read(14)	106,192	*
Philip J. Rider(15)	24,000	*
All executive officers and directors as a group (13 persons)(16)	7,787,204	25.00%

*	Less than 1%
(1)	Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares. Shares of phantom stock held by a nonemployee director convert into an equivalent number of shares of common stock when the nonemployee director ceases to be a director of the Company due to resignation, retirement, death, disability, removal, or any other circumstance. The shares of common stock payable upon conversion of the phantom stock are included in this table because it is possible for the holder to acquire the shares of common stock within 60 days if his or her directorship were to be terminated. Under the Company’s Nonemployee Director Stock Plan, restricted stock awards may become unrestricted when a nonemployee director ceases to be a director of the Company. Unless otherwise specified, the mailing address of each person named in the table is 13111 Northwest Freeway, Suite 600, and Houston, Texas 77040.
(2)	Percentage is based on 31,125,470 shares of common stock outstanding as of August 26, 2020. Shares to which the person or group has the right to acquire within 60 days after August 26, 2020, are deemed to be outstanding in calculating the share ownership of the person or group but are not deemed to be outstanding as to any other person or group.
(3)	The shares shown for Mr. Bodzy include 29,441 shares held for his benefit in a custodial account and 185,069 shares of restricted stock.
(4)	The shares shown for Mr. Coutee include 43,026 shares held for his benefit in a custodial account, 30,000 shares of restricted stock and 177,704 shares that he has a right to acquire within 60 days under the Employee Stock Plan.
(5)	The 93,306 shares shown for Ms. Day are shares of restricted stock.
(6)	The shares shown for Mr. Gray include 99,865 shares held for his benefit in a custodial account and 308,883 shares which he has the right to acquire within 60 days under the Employee Stock Plan. Mr. Gray resigned as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of the Company on April 4, 2020.
(7)	The shares shown for Ms. Griffin include 91,584 shares held for her benefit in a custodial account and 28,416 shares of restricted stock.
(8)	The shares shown for Mr. Goodweather include 20,558 shares held for his benefit in a custodial account, 24,000 shares of restricted stock and 37,828 shares that he has a right to acquire within 60 days under the Employee Stock Plan.
(9)	The shares shown for Mr. Markantonis include 168,165 shares held for his benefit in a custodial account, 3,879 shares of phantom stock held under the Nonemployee Phantom Stock Plan, and 122,910 shares of restricted stock.
(10)	The shares shown for Mr. McKinney include 147,638 shares held in certificate form and 149,332 shares of restricted stock.
(11)	The shares shown for Mr. Mir include 113,541 shares held for his benefit in a custodial account, 2,453 shares of phantom stock held under the Nonemployee Phantom Stock Plan, and 143,377 shares of restricted stock.
(12)	The shares shown for Mr. Morlock include 11,498 shares of restricted stock.
(13)	The shares shown for Christopher J. Pappas include 4,553,159 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.
(14)	The shares shown for Mr. Read include 106,192 shares of restricted stock.
(15)	The shares shown for Mr. Rider include 24,000 shares of restricted stock.
(16)	The shares shown for all directors and executive officers as a group include 5,266,977 shares held in custodial accounts, 524,415 shares which they have the right to acquire within 60 days under the Company’s various benefit plans, 918,100 shares of restricted stock, 6,332 shares of phantom stock held by nonemployee directors under the Nonemployee Phantom Stock Plan, and 1,071,380 shares owned by Pappas Restaurants, Inc., of which Christopher J. Pappas and Harris J. Pappas each own a 50% interest, as described above.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the beneficial ownership of common stock by each person or group known by the Company to own beneficially more than 5% of the outstanding shares of common stock as of August 26, 2020 and, unless otherwise indicated, is based on disclosures made by the beneficial owners in SEC filings under Section 13 of the Exchange Act:

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Outstanding(2)
Christopher J. Pappas(3)	5,667,153	18.43%
13939 Northwest Freeway
Houston, Texas 77040
Harris J. Pappas(4)	5,491,020	17.86%
13939 Northwest Freeway
Houston, Texas 77040
Bandera Partners LLC(5)	2,859,926	9.30%
50 Broad Street, Suite 1820
New York, New York 10004
Hodges Capital Management, Inc.(6)	2,466,400	8.02%
2905 Maple Ave.
Dallas, Texas 75201
Dimensional Fund Advisors(7)	1,873,197	6.09%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

(1)	Except as indicated in these notes and subject to applicable community property laws, each person named in the table owns directly the number of shares indicated and has the sole power to vote and to dispose of such shares.
(2)	Percentage is based on 30,752,470 shares of common stock outstanding as of August 26, 2020.
(3)	The shares shown for Christopher J. Pappas include 4,595,673 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc., as each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.
(4)	The shares shown for Harris J. Pappas include 4,419,640 shares held for his benefit in a custodial account and 1,071,380 shares owned by Pappas Restaurants, Inc. Each of Christopher J. Pappas and Harris J. Pappas owns a 50% interest in Pappas Restaurants, Inc. and therefore owns a corresponding beneficial interest in the 1,071,380 shares owned by Pappas Restaurants, Inc.
(5)	Information based solely on 13F-HR Holdings Report filed with the SEC on August 12, 2020 by Bandera Partners LLC. Bandera Partners LLC has shared voting authority with respect to 2,859,926shares.
(6)	Information based solely on 13F-HR Holdings Report filed on July 22, 2020 with the SEC by Hodges Capital Management, Inc. Hodges Capital Management, Inc. has sole voting authority with respect to 2,351,700 shares and has no voting authority with respect to 114,700 shares.
(7)	Information based solely on 13F-HR Holdings Report filed on August 13, 2020 with the SEC by by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting authority with respect to 1,826,977 shares and has no voting authority with respect to 46,220 shares.

OTHER MATTERS

Where You Can Find More Information; Incorporation of Certain Documents By Reference

We file annual, quarterly and current reports, and other information with the SEC under the Exchange Act. The SEC maintains an Internet website at www.sec.gov that contains reports and other information about issuers, like us, who file electronically with the SEC. You also may obtain free copies of the documents we file with the SEC by going to our website, www.lubysinc.com/investors/filings. The information provided on our website is not part of this Proxy Statement and is not incorporated by reference.

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Proxy Statement, except for any information that is superseded by information that is included directly in this document.

This Proxy Statement incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this Proxy Statement. These documents contain important information about us and our business, prospects and financial condition.

●	Annual Report on Form 10-K for the year ended August 28, 2019;

●	Quarterly Reports on Form 10-Q for the quarter ended December 18, 2019, for the quarter ended March 11, 2020 and for the quarter ended June 3, 2020; and

●	Current Reports on Form 8-K filed with the SEC on February 6, 2020, February 14, 2020, March 24, 2020, April 7, 2020, April 20, 2020, April 23, 2020, April 28, 2020, July 6, 2020, August 14, 2020, August 25, 2020 and September 8, 2020.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this Proxy Statement to the date on which the Special Meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this Proxy Statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference. You can obtain any of the documents incorporated by reference in this Proxy Statement from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Proxy Statement. You can obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from us at the following address:

Luby’s, Inc.

Attn: Investor Relations

13111 Northwest Freeway, Suite 600

Houston, Texas 77040

(713) 329-6808

Stockholder Proposals and Nominations

We do not expect the Certificate of Dissolution to be filed prior to our next annual meeting of stockholders in 2021. However, if the Certificate of Dissolution is filed prior to our next annual meeting, we do not intend to hold an annual meeting of stockholders in 2021.

Proposals of stockholders for inclusion in our proxy statement and form of proxy for our 2021 annual meeting of stockholders submitted pursuant to Rule 14a-8 under the Exchange Act must have been received in writing at our corporate office no later than September 1, 2020.

Our Bylaws provide that any stockholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual meeting of stockholders, so long as the stockholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders, subject to certain exceptions, and must include (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information with respect to each nominee as would be required to be disclosed in a proxy solicitation relating to an election of directors pursuant to Regulation 14A under the Exchange Act; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Company’s Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder; and (3) as to the stockholder giving the notice, (a) the name and address of such stockholder, as they appear on the Company’s books, (b) the class and number of shares of the Company which are owned beneficially and of record by such stockholder, and any derivative positions owned beneficially by such stockholder, and (c) all such other information required to be submitted by the stockholder in accordance with the Bylaws. If an exception does not apply, notice of a stockholder proposal submitted under the Bylaws will be considered timely if received no earlier than October 8, 2020 and no later than November 7, 2020.

Householding of Proxy Materials

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, received only one copy of our proxy materials. A stockholder who wishes to participate in householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Householding does not apply to stockholders with shares of common stock registered directly in their name. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to the Company or                   at:

Luby’s, Inc. Attn: Investor Relations 13111 Northwest Freeway, Suite 600 Houston, Texas 77040

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher J. Pappas
President and Chief Executive Officer

, 2020

Annex A
Plan of Liquidation and Dissolution

Annex A-1

PLAN OF LIQUIDATION AND DISSOLUTION

1. Approval and Adoption of Plan.

This Plan of Liquidation and Dissolution (the “Plan”) of Luby’s, Inc., a Delaware corporation (the “Company”), has been approved by the Company’s Board of Directors (the “Board”) as being advisable and in the best interests of the Company. This Plan is intended to accomplish the complete dissolution and liquidation of the Company, in accordance with Section 275 and other applicable provisions of the General Corporation Law of Delaware (“DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan shall be effective when all of the following steps have been completed:

(a)	Adoption of this Plan by the Company’s Stockholders. The holders of a majority of the outstanding common stock, par value $0.32 per share, of the Company (the “Common Stock”), entitled to vote thereon, shall have approved and adopted this Plan, including the liquidation and dissolution of the Company and authorizing the Board to sell all or substantially all of the Company’s assets in connection therewith, at a special meeting of the stockholders of the Company called for such purpose by the Board.

(b)	Filing of the Certificate of Dissolution. The filing of a Certificate of Dissolution of the Company (the “Certificate of Dissolution”) pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the “Effective Date”).

Notwithstanding the authorization of the Board or the authorization of stockholders pursuant to Section 1(a) above, the Company may continue to pursue other business opportunities and transactions, and, if for any reason, including the pursuit of such opportunities or transactions, the Board determines that such action would be in the best interests of the Company, it may, prior to the Effective Date, abandon the proposed dissolution and the proposed Plan pursuant to Section 275(e) of the DGCL. Upon the abandonment of the proposed dissolution and the proposed Plan, the Plan shall be void.

2. Dissolution and Liquidation Period.

After the Effective Date, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation:

(a)	The completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company, including any filings with or notices to the Securities Exchange Commission, the New York Stock Exchange and any other relevant regulatory authority;

(b)	The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except as necessary to preserve the value of its assets, wind up its business affairs and distribute its assets pursuant to Section 278 of the DGCL;

(c)	The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d)	The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

(e)	The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery (the “Court”) to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

Annex A-2

(f)	The petitioning of the Court to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against the Company, and (ii) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Court), each in accordance with Section 280 of the DGCL;

(g)	The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected, including all expenses of the sale of assets and of the dissolution and liquidation provided for by the Plan in accordance with Section 280 of the DGCL;

(h)	The posting of all security offered and not rejected and all security ordered by the Court in accordance with Section 280 of the DGCL; and

(i)	The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its stockholders.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by the holders of the Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof.

3. Authority of Officers and Directors.

After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. To the fullest extent permitted by law, adoption of this Plan by stockholders shall constitute approval of the payment of any such compensation.

The adoption of the Plan by the holders of the Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Sections 280 and 281 of the DGCL; and (iv) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the holders of the Common Stock.

4. Sale of All or Substantially All of Assets.

The Board shall sell, convey, transfer and deliver or otherwise dispose of all or substantially all of the assets of the Company, including causing each of Luby’s Fuddruckers Restaurants, LLC, a wholly owned Texas limited liability company subsidiary of the Company (the “OpCo”) and each of the wholly owned subsidiary entities of the Company listed on Exhibit A hereto (the “Other Owned Entities”), to sell, convey, transfer, deliver or otherwise dispose of all or substantially all of the assets of OpCo and the Other Owned Entities, in one or more transactions and upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the best interests of the stockholders, without any further vote or action by the Company’s stockholders. The Company’s assets may be sold in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its assets in connection with the liquidation.

Annex A-3

5. Professional Fees and Expenses.

It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company’s officers or members of the Board provided by the Company pursuant to its certificate of incorporation and bylaws, as amended from time to time (“Charter Documents”) or the DGCL or otherwise.

In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s assets and the implementation of this Plan. Adoption of the Plan by stockholders shall, to the fullest extent permitted by law, constitute approval of such payments by the stockholders of the Company.

6. Indemnification.

The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Charter Documents and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

7. Liquidating Trust.

The Board may, but is not required to, establish a liquidating trust (the “Liquidating Trust”) and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more trustees (the “Trustees”) selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. To the fullest extent permitted by law, adoption of the Plan by stockholders shall constitute the approval of the appointment of the Trustees, any trust agreement and any transfer of assets by the Company to the Trust. In the alternative, the Board may petition the Court for the appointment of one or more Trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the Trustees shall in general be authorized to take charge of the Company’s assets, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

8. Liquidating Distributions.

Liquidating distributions, in cash or in kind, may be made from time to time to the holders of record of outstanding shares of Common Stock at the close of business on the Effective Date, as provided in Section 2 above, pro rata in accordance with the respective number of shares then held of record; provided that, in the opinion of the Board, provision has been made for the payment of the obligations of the Company to the extent required by law. All determinations as to the time for and the amount and kind of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 11 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Code and the regulations promulgated thereunder.

9. Amendment or Modification of Plan.

If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify the Plan and all action contemplated thereunder, notwithstanding stockholder approval of the Plan; provided, however, that the Company will not amend or modify the Plan under circumstances that would require additional stockholder approval under the federal securities laws without complying with the federal securities laws.

Annex A-4

10. Cancellation of Stock and Stock Certificates.

Following the Effective Date and subject to applicable law, the Company shall no longer permit or effect transfers of any of its stock, and the Company’s capital stock and stock certificates evidencing the Common Stock will be treated as no longer being outstanding. As a condition to receipt of any liquidating distribution to any holder of the Common Stock represented by a certificate, the Board, in its absolute discretion, may require the holder to (i) surrender its certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of its certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the board. As a condition to receipt of any distribution to any holder of the Common Stock that is not represented by a certificate, the Board may require the holder to provide such evidence of ownership of the Common Stock as the Company may require.

11. Liquidation under Code Sections 331 and 336.

It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code, which plan shall only go into effect upon the Effective Date, and not prior to such date. The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of any elections thereunder, if applicable.

12. Filing of Tax Forms.

The officers of the Company are authorized and directed, within thirty (30) days after the Effective Date, to execute and file United States Treasury Form 966 for the Company and any appropriate subsidiaries, pursuant to Section 6043 of the Code. The officers of the Company and its subsidiaries are also authorized to file any additional returns, forms and reports with the Internal Revenue Service, or other taxing authorities, including state and local taxing authorities, as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

13. Absence of Appraisal Rights.

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

14. Abandoned Property.

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

Annex A-5

EXHIBIT A

Luby’s Bevco, Inc.

Luby’s Bev I, LLC

Luby’s Bev II, LLC

Fuddruckers of Annapolis, LLC

Fuddruckers of Brandywine, LLC

Paradise Cheeseburgers, LLC

Paradise Restaurant Group, LLC

Cheeseburger of Algonquin, LLC

Cheeseburger of California, LLC

Cheeseburger of Downers Grove, LLC

Cheeseburger of Evansville, LLC

Cheeseburger of Fishers, LLC

Cheeseburger of Fredericksburg, LLC

Cheeseburger of Ft. Meyers, LLC

Cheeseburger of Kansas City, LLC

Cheeseburger of Middleton, LLC

Cheeseburger of Myrtle Beach, LLC

Cheeseburger of Newark, LLC

Cheeseburger of Newport News, LLC

High Tides of Omaha, LLC

Cheeseburger of Pasadena, LLC

Cheeseburger of Sandestin, LLC

Cheeseburger of Secaucus, LLC

Cheeseburger of Southport, LLC

Cheeseburger of Sterling Heights, LLC

Cheeseburger of Terre Haute, LLC

Cheeseburger of Virgina Beach, LLC

Cheeseburger of Wallkill, LLC

Cheeseburger of Woodbridge, LLC

Cheeseburger in Paradise of St. Mary’s County, LLC

Luby's Fuddruckers Foundation

Annex A-6

Annex B
CONFORMED Rights Agreement

Annex B-1

Luby’s, Inc.

and

American Stock Transfer & Trust Company, LLC

as Rights Agent

Rights Agreement

Dated as of February 15, 2018,
as amended on February 11, 2019 and February 14, 2020

Annex B-2

Exhibit A	-	Form of Rights Certificate
Exhibit B	-	Summary of Rights to Purchase Common Stock

Annex B-3

RIGHTS AGREEMENT

This RIGHTS AGREEMENT, dated as of February 15, 2018 (this “Agreement”), is by and between Luby’s, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

W I T N E S E T H:

WHEREAS, on February 15, 2018 (the “Rights Dividend Declaration Date”), the board of directors of the Company (the “Board of Directors”) authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding at the Close of Business (as hereinafter defined) on February 28, 2018 (the “Record Date”), each Right initially representing the right to purchase one half of a share of Common Stock, upon the terms and subject to the conditions hereinafter set forth (the “Rights”), and has further authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11) for each share of Common Stock that shall become outstanding between the Record Date (whether originally issued or delivered from the Company’s treasury) and the earlier of the Distribution Time and the Expiration Time (as such terms are hereinafter defined) or, in certain circumstances provided in Section 22, after the Distribution Time.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan, (v) any Person (other than an Exempt Person (as defined below)) who or which, as of immediately prior to the first public announcement of the adoption of this Agreement, is the Beneficial Owner of ten percent (10%) or more of the outstanding shares of Common Stock, until such time as such Person shall become the Beneficial Owner (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) of any additional shares of Common Stock while such Person is the Beneficial Owner of ten percent (10%) or more of the outstanding shares of Common Stock or (vi) Harris J. Pappas, Christopher J. Pappas or their respective spouses, descendants, personal estate representatives, Affiliates or Associates (collectively, the “Exempt Persons”), either individually, collectively or in any combination, provided that all of the Exempt Persons do not beneficially own, in the aggregate, more than 35.5% of the outstanding shares of Common Stock. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” (A) as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to ten percent (10%) (or 35.5% in the case of Exempt Persons) or more of the shares of Common Stock then outstanding or (B) solely as a result of any grant of any options, warrants, rights, restricted stock units, restricted shares or other securities made by the Company to any of its directors, officers or employees in their capacities as such, or as a result of any vesting or exercise of any such grant; provided, however, that if a Person, other than those Persons excepted in clauses (i), (ii), (iii), (iv), (v) or (vi) of the immediately preceding sentence, shall become the Beneficial Owner of ten percent (10%) (or 35.5% in the case of Exempt Persons) or more of the shares of Common Stock then outstanding by reason of purchases of Common Stock by the Company and shall, after such purchases by the Company, become the Beneficial Owner (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) of any additional shares of Common Stock, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person” (as defined pursuant to the foregoing provisions of this paragraph) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” (as defined pursuant to the foregoing provisions of this paragraph), then such Person shall be deemed not to be an “Acquiring Person” for any purposes of this Agreement.

Annex B-4

“Act” shall mean the Securities Act of 1933, as amended.

“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

“Agreement” has the meaning set forth in the preamble.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly, or has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any such Person’s Affiliates or Associates prior to the Distribution Time or pursuant to Section 22 (the “Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this definition) or disposing of any voting securities of the Company; or

(iv) that such Person or any of such Person’s Affiliates or Associates is determined to Constructively Own;

Annex B-5

provided, however, that (x) nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition and (y) no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in such capacity.

“Board of Directors” shall have the meaning set forth in the recitals of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date, provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

“Common Stock” shall mean the common stock, par value $0.32 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

A Person shall be deemed to “Constructively Own” shares of Common Stock in respect of which such Person has, or has the right or obligation to acquire, a Synthetic Long Position, calculated in the manner set forth below. The number of shares of Common Stock in respect of a Synthetic Long Position that shall be deemed to be Constructively Owned is the notional or other number of shares of Common Stock in respect of such Synthetic Long Position that is specified in a filing by such Person or any of such Person’s Affiliates or Associates with the SEC or in the documentation evidencing such Synthetic Long Position as the basis upon which the value or settlement amount of such Synthetic Long Position, or the opportunity of the holder of such Synthetic Long Position to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in any filing or documentation), as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which such Synthetic Long Position relates.

“Current Market Price” shall have the meaning set forth in Section 11(d).

“Current Value” shall have the meaning set forth in Section 11(a)(iii).

“Derivative” shall mean any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position other than any interest, right, option or other security described in Rule 16a-1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act.

“Distribution Time” shall have the meaning set forth in Section 3(a).

“Equivalent Common Stock” shall have the meaning set forth in Section 11(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 24(a).

“Expiration Time” shall have the meaning set forth in Section 7(a).

“Final Expiration Time” shall have the meaning set forth in Section 7(a).

“Flip-in Event” shall have the meaning set forth in Section 11(a)(ii).

“Flip-in Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

“Flip-over Event” shall have the meaning set forth in Section 13.

Annex B-6

“Flip-over Party” shall have the meaning set forth in Section 13(b).

“Flip-over Stock” shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of the Flip-over Party.

“NYSE” shall mean the New York Stock Exchange.

“OTCBB” shall have the meaning set forth in Section 11(d)(i).

“Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, limited liability partnership, joint venture, unincorporated organization or other entity and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” shall have the meaning set forth in Section 4(a).

“Record Date” shall have the meaning set forth in the recitals of this Agreement.

“Redemption Price” shall have the meaning set forth in Section 23(a).

“Rights” shall have the meaning set forth in the recitals of this Agreement.

“Rights Agent” shall have the meaning set forth in the introduction to this Agreement.

“Rights Certificates” shall have the meaning set forth in Section 3(a).

“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.

“SEC” means the Securities and Exchange Commission.

“Spread” shall have the meaning set forth in Section 11(a)(iii).

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

“Subsidiary” shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors (or other Persons similarly responsible for the direction of the business and affairs of such other Person) of such corporation or other Person is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

“Summary of Rights” shall have the meaning set forth in Section 3(b).

“Synthetic Long Position” shall mean any Derivative, whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Stock and that increases in value as the value of the Common Stock increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Stock, in any case without regard to whether (i) such Derivative conveys any voting rights in the Common Stock to such Person or any of such Person’s Affiliates or Associates, (ii) such Derivative is required to be, or capable of being, settled through delivery of Common Stock or (iii) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such Derivative.

“Trading Day” shall have the meaning set forth in Section 11(d)(i).

Annex B-7

“Triggering Event” shall mean a Flip-in Event or a Flip-over Event.

“Trust” shall have the meaning set forth in Section 24(a).

“Trust Agreement” shall have the meaning set forth in Section 24(a).

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall, prior to the Distribution Time, also be the holders of the Common Stock) in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

Section 3. Issuance of Rights Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth (10th) day after the Stock Acquisition Date (or, if the tenth (10th) day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Time”), (x) with respect to shares of Common Stock outstanding as of the Record Date, or which become outstanding subsequent to the Record Date, the Rights, unless earlier expired, redeemed or terminated, will be evidenced by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) (which certificates or book entries for Common Stock shall be deemed also to be certificates or book entries for Rights) and not by separate certificates (or book entries) and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (and, thus, until the earlier of the Distribution Time and the Expiration Time, the surrender for transfer of any certificate representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock). The Company must promptly notify the Rights Agent of a Distribution Time and request its transfer agent to give the Rights Agent a stockholder list together with all other relevant information. As soon as practicable after the Rights Agent is notified of the Distribution Time and receives such information, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Time, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that any adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Time, the Rights will be evidenced solely by such Rights Certificates.

(b) The Company will make available, as promptly as practicable, a copy of a Summary of Rights, in substantially the form attached as Exhibit B (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Time. With respect to shares of Common Stock outstanding as of the Record Date, or which become outstanding subsequent to the Record Date, until the Distribution Time, the Rights will be evidenced by the certificates for shares of Common Stock registered in the names of the holders of shares of Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares).  Until the earlier of the Distribution Time or the Expiration Time, the surrender for transfer of any certificate representing shares of Common Stock (or, in the case of uncertificated shares of Common Stock, the effectuation of a book-entry transfer of such shares of Common Stock) in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

Annex B-8

(c) Rights shall be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Time or the Expiration Time or, in certain circumstances provided in Section 22, after the Distribution Time. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially in the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Luby’s, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) dated as of February 15, 2018, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who or which is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to any book-entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to record holders of book-entry shares, until the earlier of (i) the Distribution Time or (ii) the Expiration Time, the Rights associated with such shares of Common Stock represented by such certificates or registered in book-entry form shall be evidenced by such certificates alone, or such registration in book-entry form, and registered holders of such shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such Common Stock represented by such certificates or book-entries shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates or book entries. In the event the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Time, any Rights associated with such shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock that are no longer outstanding. The omission of any legend described in this Section 3 shall not affect the status, validity or enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when and if issued, shall each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date or, in the case of Rights with respect to shares of Common Stock issued or becoming outstanding after the Record Date, the same date as the date of the stock certificate evidencing such shares (or, with respect to uncertificated shares of Common Stock, the date of the issuance of such shares of Common Stock indicated in the books of the registrar and transfer agent), and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per whole share of Common Stock set forth therein (the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a).

Annex B-9

(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(a)(ii) or Section 22 that represents Rights beneficially owned by any Person known to be (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any Affiliate or Associate thereof) or to any Person with whom such Acquiring Person (or any Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including the provisions of Section 7(e).

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by any of its President and Chief Executive Officer, any Vice President or the General Counsel and Secretary, either manually or by facsimile or other electronic signature. The Rights Certificates shall be countersigned manually or by facsimile or other electronic signature by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed or attested any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed or attested such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed or attested on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign or attest such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Time, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

Annex B-10

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Time, and at or prior to the Close of Business on the Expiration Time, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificates if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Time of Rights.

(a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 7(c), Section 9(c), Section 11(a)(iii) and Section 23(a)) in whole or in part at any time after the Distribution Time upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on February 15, 2021 (the “Final Expiration Time”), (ii) the time at which the Rights are redeemed as provided in Section 23 or (iii) the time at which such Rights are exchanged pursuant to Section 24 (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Time”).

(b) The Purchase Price for each whole share of Common Stock pursuant to the exercise of a Right shall initially be $12.00 (equivalent to $6.00 for each one-half of one share of Common Stock), and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in accordance with paragraph (c) below.

Annex B-11

(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the shares of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from the transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Affiliate or Associate thereof) to holders of equity interests in such Acquiring Person (or any Affiliate or Associate thereof) or to any Person with whom the Acquiring Person (or any Affiliate or Associate thereof) has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of its Affiliates, Associates or transferees hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof, executed by the Rights Agent, to the Company.

Annex B-12

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued other securities, if any, or out of its authorized and issued shares held in its treasury, the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities, if any, that, as provided in this Agreement, including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Common Stock (and, following the occurrence of a Triggering Event, other securities, if any), issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (and other securities, if any) reserved for such issuance to be listed on such exchange, upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Time. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Time, and a Flip-in Event has not occurred, the Company may temporarily suspend (and shall give the Rights Agent prompt notice thereof) the exercisability of Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or exemption in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

(d) The Company covenants and agrees that it will take all such actions as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Triggering Event, other securities, if any) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares and/or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay, when due and payable, any and all transfer taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any shares of Common Stock and/or other securities, if any, upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares of Common Stock and/or other securities, if any, in respect of a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock and/or other securities, if any, in a name other than that of, the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Annex B-13

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock and/or other securities, if any, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (and/or other securities, if any) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (and/or other securities, if any) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (and/or other securities, if any) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares or other securities for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

Subject to Section 24, in the event any Person becomes an Acquiring Person (such event, a “Flip-in Event”), then each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price for a whole share of Common Stock in accordance with the terms of this Agreement, in lieu of the number of shares of Common Stock otherwise receivable upon exercise, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price for a whole share of Common Stock by the then number of halves of a share of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).

Annex B-14

In the event that the number of shares of Common Stock that are authorized by the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Flip-in Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the immediately preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, the “Substitution Period”). To the extent the Company determines that action should be taken pursuant to the first sentence or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice of such announcements to the Rights Agent). For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of Common Stock on the Flip-in Trigger Date.

(b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (or shares having the same rights, privileges and preferences as the shares of Common Stock (“Equivalent Common Stock”)) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

Annex B-15

(c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of common stock (or similar equity interest) of an issuer on any date shall be deemed to be the average of the daily closing prices per share of such common stock (or other security) for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of common stock (or other security) of an issuer is determined during a period following the announcement by the issuer of such common stock (or other security) of (A) a dividend or distribution on such common stock (or other security) payable in shares of such common stock (or other security) or securities convertible into shares of such common stock (or other security) (other than the Rights), or (B) any subdivision, combination or reclassification of such common stock (or other security), and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the “Current Market Price” shall be properly adjusted, as determined in good faith by the Board of Directors, to take into account any trading during the period prior to such ex-dividend date or record date. The closing price per share of common stock (or other security) of an issuer for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares of common stock (or other security) are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of common stock (or other security) are listed or admitted to trading or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board service (the “OTCBB”) or such other quotation system then in use, or, if on any such date such shares of common stock (or other security) are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such common stock (or other security) selected by the Board of Directors. If on any such date no market maker is making a market in such common stock (or other security), the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which shares of an issuer’s common stock (or other security) are listed or admitted to trading is open for the transaction of business or, if such shares of common stock (or other security) are not listed or admitted to trading on any national securities exchange, a Business Day. If an issuer’s shares of common stock (or other security) are not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

Annex B-16

(e) Notwithstanding anything in this Agreement to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or one ten-thousandth of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Time.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-ten thousandth) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.

Annex B-17

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment (and shall provide the Rights Agent prompt notice of such election); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled (but not obligated) to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Time, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Flip-over Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o) The Company covenants and agrees that, after the Distribution Time, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) In the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Time (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Time, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Annex B-18

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) if a Distribution Time has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) in one transaction or a series of related transactions, assets, cash flow or earning power aggregating to more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)) (any event described in clauses (x), (y) or (z) of this Section 13(a) following the Stock Acquisition Date, a “Flip-over Event”), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive upon the exercise thereof at the then-current Purchase Price for a whole share of Common Stock in accordance with the terms of this Agreement, in lieu of the number of shares of Common Stock, otherwise receivable upon exercise, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Flip-over Stock, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (l) multiplying the then-current Purchase Price for a whole share of Common Stock by the number of halves of a share of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price (determined pursuant to Section 11(d)(i)) per share of the Flip-over Stock on the date of consummation of such Flip-over Event; (ii) such Flip-over Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Flip-over Party, it being specifically intended that the provisions of Section 11 shall apply only to such Flip-over Party following the first occurrence of a Flip-over Event; (iv) such Flip-over Party shall take such steps (including the reservation of a sufficient number of shares of Flip-over Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Flip-over Event.

Annex B-19

(b) “Flip-over Party” shall mean:

in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock are converted or exchanged in such share exchange, consolidation or merger, and if no securities are so issued, the Person that is the other party to such share exchange, consolidation or merger; and

in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13(b), (1) if the common stock (or similar equity interest) of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the common stock (or similar equity interest) of which is and has been so registered, “Flip-over Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock (or similar equity interest) of two or more of which are and have been so registered, “Flip-over Party” shall refer to whichever of such Persons is the issuer of the common stock (or similar equity interest) having the greatest aggregate market value.

(c) The Company shall not consummate any Flip-over Event unless the Flip-over Party shall have a sufficient number of authorized shares of Flip-over Stock (or similar equity interest) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Flip-over Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any exchange, consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Flip-over Party will:

prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Time;

use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under blue sky laws of such jurisdiction, as may be necessary or appropriate; and

deliver to holders of the Rights historical financial statements for the Flip-over Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) The provisions of this Section 13 shall similarly apply to successive exchanges, consolidations, mergers, sales or other transfers. In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Time as provided in Section 11, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported to the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTCBB or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

Annex B-20

(b) The Company shall not be required to issue fractions of shares of Common Stock or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock or other securities. In lieu of fractional shares of Common Stock or other securities, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock or such other securities. For purposes of this Section 14(b), the current market value of one share of Common Stock or other security shall be the closing price of one share of Common Stock or such other security, as applicable, (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to the terms of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Time, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Time, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Time, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every holder of a Right that:

(a) prior to the Distribution Time, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Time, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Time, any associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or any associated Common Stock certificates made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and

Annex B-21

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use commercially reasonable efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the number of shares of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the negotiation, preparation, execution, delivery and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be duly signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at the time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Annex B-22

(b) In case at any time the name of the Rights Agent shall be changed, and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case, at that time, any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of “Current Market Price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and Chief Executive Officer, any Vice President or the General Counsel and Secretary and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

Annex B-23

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President and Chief Executive Officer, any Vice President or the General Counsel and Secretary and to apply to such officers for advice or instructions in connection with its duties, and it shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon sixty (60) days’ notice in writing mailed to the Company, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon no less than thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and, if such removal occurs after the Distribution Time, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of the State of Delaware or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business in the State of Delaware or in the State of New York), in good standing, having an office or agency in the State of Delaware or in the State of New York, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (ii) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock, and, if such appointment occurs after the Distribution Time, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Annex B-24

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Time and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded prior to the Distribution Time, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing an appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Final Expiration Time, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) (or, if the resolutions of the Board of Directors electing to redeem the Rights state that the redemption will not be effective until a specified future time or the occurrence of a specified future event, at such future time or upon the occurrence of such future event), evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Time, on the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Annex B-25

Section 24. Exchange.

(a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding. Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the effectiveness of the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of any such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (with prompt notice thereof to the Rights Agent) of any exchange. The Company promptly thereafter shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights. Prior to effecting any exchange and registering shares of Common Stock (or such other securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 7(e). No failure to give, or any defect in, any notice provided under this Section 24(b) shall affect the validity of any exchange.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such actions as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 24(d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Annex B-26

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Time, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than fifty percent (50%) of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.

(b) In case a Flip-in Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) if appropriate, all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer to other securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

Luby’s, Inc.

13111 Northwest Freeway

Suite 600

Houston, Texas 77040

Attention: General Counsel
Facsimile No.: (713) 329-6819

Annex B-27

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if in writing and sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Jacqueline I. Kretzu
Facsimile No.: (718) 765-8713

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Time, to the holder of shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (a) prior to the Stock Acquisition Date, in any respect, and (b) on or after the Stock Acquisition Date, (i) to make any changes that the Company may deem necessary or desirable that shall not materially adversely affect the interests of the holders of Rights (other than the Acquiring Person, any Affiliate or Associate thereof or any transferee of any Acquiring Person or any Affiliate or Associate thereof), (ii) to cure any ambiguity or (iii) to correct or supplement any provision contained herein that may be inconsistent with any other provision herein, including any change in order to satisfy any applicable law, rule or regulation. For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and the shares of Common Stock issuable and deliverable upon the exercise of the Rights) as contemplated hereby and to ensure that an Acquiring Person and its Affiliates, Associates and transferees do not obtain the benefits thereof, and any amendment in respect of the foregoing shall be deemed not to adversely affect the interests of the holders of Rights. Any supplement or amendment authorized by this Section 27 shall be evidenced by a writing signed by the Company and the Rights Agent. The Rights Agent shall duly execute and deliver any supplement or amendment hereto requested by the Company in writing provided that the Company has delivered to the Rights Agent a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that materially and adversely affects the Rights Agent’s own rights, duties, immunities or obligations under this Agreement.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determination and Actions by the Board of Directors, etc. The Board of Directors, or a duly authorized committee thereof, shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Time, registered holders of the Common Stock).

Annex B-28

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement or the Rights would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

Section 32. Governing Law; Submission to Jurisdiction. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. The Company and each holder of Rights hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court shall lack subject matter jurisdiction, the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement. The Company and each holder of Rights acknowledge that the forum designated by this Section 32 has a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 32. The Company and each holder of Rights undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 32. The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs.

* * * * * * *

Annex B-29

Exhibit A

[Form of Rights Certificate]

Certificate No. R-	__________ Rights

NOT EXERCISABLE AFTER February 15, 2021 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. AS SET FORTH IN THE RIGHTS AGREEMENT, THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN “ACQUIRING PERSON” OR ANY “AFFILIATE” OR “ASSOCIATE” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN “ACQUIRING PERSON” OR AN “AFFILIATE” OR “ASSOCIATE” OF AN “ACQUIRING PERSON” (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Annex B-30

Rights Certificate

LUBY’S, INc.

This certifies that [                    ], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 15, 2018 (the “Rights Agreement”), between Luby’s, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on February 15, 2021 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, half of a fully paid, nonassessable share of common stock, par value $0.32 per share (the “Common Stock”), of the Company, at a purchase price of $6.00 per one-half of a share of Common Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of February 15, 2018, based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued.

Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of halves of a share of Common Stock as the Rights evidenced by the Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may, in each case at the option of the Company, be (i) redeemed by the Company at its option at a redemption price of $0.01 per Right or (ii) exchanged in whole or in part for shares of Common Stock or other securities of the Company. Immediately upon the action of the Board of Directors of the Company authorizing redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Annex B-31

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned manually or by facsimile signature by the Rights Agent.

* * * * * * *

Annex B-32

WITNESS the facsimile signature of the proper officer of the Company.

Dated as of _______ __, 201_

LUBY’S, INc.

By:
Name:
Title:

Countersigned:

American Stock Transfer & Trust Company, LLC

By:
Authorized Signature

Annex B-33

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ___________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, ____

Signature

Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________, ____
Signature

Signature Guaranteed:

Annex B-34

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

TO: Luby’s, Inc.

The undersigned hereby irrevocably elects to exercise ______ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security or other identifying number: ______________________

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number: ______________________

(Please print name and address)

Dated: ___________________, ____

Signature

Signature Guaranteed:

Annex B-35

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who or which is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ___________________, ____
Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Annex B-36

Exhibit B

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK

On February 15, 2018, the board of directors of Luby’s, Inc. (the “Company”) adopted a stockholder rights agreement and declared a dividend distribution of one right for each outstanding share of Company common stock to stockholders of record at the close of business on February 28, 2018. Each right entitles its holder, under the circumstances described below, to purchase from the Company one half of a share of common stock of the Company. The purchase price for each whole share of Company common stock pursuant to the exercise of a right is initially $12.00 (equivalent to $6.00 for each half of a share of Company common stock), subject to adjustment. The description and terms of the rights are set forth in a stockholder rights agreement between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Rights. The Company’s board of directors authorized the issuance of a right with respect to each outstanding share of Company common stock on February 28, 2018. Initially, the rights are associated with Company common stock and evidenced by common stock certificates or, in the case of uncertificated shares of Company common stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the stockholder rights agreement by reference, and are transferable with and only with the underlying shares of Company common stock. New rights will attach to any shares of Company common stock that become outstanding after the record date and prior to the earlier of the distribution time (as defined below) and the expiration time (as described below).

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the rights become exercisable and trade separately from Company common stock only upon the “distribution time,” which occurs upon the earlier of:

●	the close of business on the tenth day after the first date (the “stock acquisition date”) of public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right or obligation to acquire, beneficial ownership of 10% or more of the outstanding shares of Company common stock, including in the form of synthetic ownership through derivative positions, (any such person or group of affiliated or associated persons being referred to herein as an “acquiring person”) or

●	the close of business on the tenth business day (or later date if determined by the Company’s board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

An acquiring person does not include:

●	the Company,

●	any subsidiary of the Company,

●	any employee benefit plan of the Company or of any subsidiary of the Company,

●	any person organized, appointed or established by the Company for or pursuant to the terms of any such plan or

●	any person who or which, as of immediately prior to the first public announcement of the adoption of the stockholder rights agreement, beneficially owns 10% or more of the outstanding shares of Company common stock, including in the form of synthetic ownership through derivative positions. Notwithstanding the foregoing, such person would be an “acquiring person” if such person, at any time after the first public announcement of the adoption of the stockholder rights agreement, beneficially owns any shares of Company common stock (with certain exceptions) in addition to the shares of Company common stock beneficially owned by such person as of immediately prior to the first public announcement of the adoption of the stockholder rights agreement.

Annex B-37

In addition, Harris J. Pappas, Christopher J. Pappas and their respective spouses, descendants, personal estate representatives, affiliates or associates (collectively, the “Exempt Persons”) will not be acquiring persons provided that all of the Exempt Persons do not beneficially own, in the aggregate, more than 35.5% of the shares of Company common stock then outstanding. Also, if the Company’s board of directors determines in good faith that a person who would otherwise be an acquiring person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of Company common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution time, the surrender for transfer of any shares of Company common stock outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution time, separate rights certificates will be mailed to holders of record of Company common stock as of the close of business at the distribution time. From and after the distribution time, the separate rights certificates alone will represent the rights. Except as otherwise provided in the stockholder rights agreement, only shares of Company common stock issued prior to the distribution time will be issued with rights.

The rights are not exercisable until the distribution time.

Expiration Time. Unless earlier redeemed or exchanged by the Company as described below, the rights will expire at the close of business on February 15, 2021.

Flip-in Event. In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, Company common stock having a value equal to two times the exercise price of the right. If an insufficient number of shares of Company common stock is available for issuance, then the Company’s board of directors would be required to substitute cash, property or other securities of the Company for Company common stock. The rights may not be exercised following a flip-in event while the Company has the ability to cause the rights to be redeemed, as described later in this summary.

For example, at an exercise price of $6.00 per right (equivalent to $12.00 for each whole share of Company common stock), each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $24.00 worth of Company common stock (or other consideration, as noted above) for $12.00. Assuming that Company common stock had a per share value of $4.00 at that time, the holder of each valid right would be entitled to purchase six shares of Company common stock for $12.00.

Flip-over Event. In the event that, at any time following the stock acquisition date, any of the following occurs (each, a “flip-over event”):

●	the Company consolidates with or merges with and into any other entity and the Company is not the continuing or surviving corporation,

●	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Company common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property or

●	the Company sells or otherwise transfers, in one transaction or a series of related transactions, more than 50% of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole), each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. Flip-in events and flip-over events are collectively referred to as “triggering events.”

Annex B-38

Anti-dilution Adjustments. The exercise price payable, and the number of shares of Company common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Company common stock,

●	if holders of the Company common stock are granted certain rights, options or warrants to subscribe for Company common stock or convertible securities at less than the current market price of the Company common stock or

●	upon the distribution to holders of the Company common stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Company common stock will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the Company common stock on the last trading day prior to the date of exercise.

Redemption; Exchange. In general, the Company may redeem the rights in whole, but not in part, at a price of $0.01 per right (subject to adjustment and payable in cash, Company common stock or other consideration deemed appropriate by the Company’s board of directors) at any time until ten days following the stock acquisition date. Immediately upon the action of the board of directors authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of Company common stock, the Company may exchange the rights (other than rights which previously have been voided as described above), in whole or in part, at an exchange ratio of one share of Company common stock per right (subject to adjustment).

No Rights as Stockholder. Until a right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of the Rights Agreement. The Company and the rights agent may from time to time amend or supplement the stockholder rights agreement without the consent of the holders of the rights. After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the rights (other than the acquiring person, any affiliate or associate thereof or any transferee of the acquiring person or any affiliate or associate thereof).

Additional Information. A copy of the stockholder rights agreement is available free of charge from the Company.

* * * * *

This description of the rights does not purport to be complete and is qualified in its entirety by reference to the stockholder rights agreement, which is incorporated herein by reference.

Annex B-39

Annex C
Board Size Amendment

The full text of the Board Size Amendment, amending Article SIXTH, Paragraph (a) of the Amended Charter, is set forth below, with deletions indicated by strike-outs and additions indicated by underlining:

“Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than ~~nine~~five nor more than ~~fifteen~~thirteen persons, who need not be residents of the State of Delaware or stockholders of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. ~~Until the 2012 Annual Meeting of Stockholders, the directors of the Corporation shall be divided into three classes, each consisting of approximately one-third of the total number of directors. At the 2010 Annual Meeting of Stockholders, the terms of the then-serving Class I directors shall expire and Class I directors shall be elected for one-year terms expiring at the 2011 Annual Meeting of Stockholders; at the 2011 Annual Meeting of Stockholders, the terms of the then-serving Class I and II directors shall expire, and both the Class I directors and Class II directors shall be elected for one-year terms expiring at the 2012 Annual Meeting of Stockholders; and at the 2012 Annual Meeting of Stockholders, the terms of the then-serving Class I, II and III directors shall expire. From and after the 2012 Annual Meeting of Stockholders, the directors shall no longer be divided into classes and a~~All directors shall be elected for one-year terms expiring at the next Annual Meeting of Stockholders.”

Annex C-1

Annex D
Written consent Amendment

The full text of the Written Consent Amendment, amending Article THIRTEENTH of the Amended Charter, is set forth below, with deletions indicated by strike-outs and additions indicated by underlining:

“THIRTEENTH. Any action required or permitted to be taken by the stockholders of the Corporation ~~must be effected~~ at ~~an~~any annual or special meeting of stockholders may be taken without a meeting of Stockholders of the Corporation ~~and may not be effected by any~~, without prior notice and without a vote, if one or more consents in writing ~~by such stockholders~~, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.”

Annex D-1

Form of PROXY CARD